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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Alliance One International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE ONE INTERNATIONAL, INC.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560

Notice of Annual Meeting of Shareholders

To be Held August 11, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Alliance One International, Inc. (the “Company”), to be held at the Raleigh Marriott City Center, University Ballrooms A & B, 500 Fayetteville Street, Raleigh, North Carolina, on Thursday, August 11, 2011 at 10:00 a.m. to:

(a)	elect three directors for a three-year term expiring in 2014, and one director for a two-year term expiring in 2013;

(b)	ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2012;

(c)	adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the accompanying proxy statement;

(d)	select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers;

(e)	approve the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan; and

(f)	transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on June 3, 2011 will be entitled to vote at the meeting.

The Company’s proxy statement and proxy are enclosed, as is the Annual Report to shareholders for the fiscal year ended March 31, 2011.

By Order of the Board of Directors

William L. O’Quinn, Jr.
Secretary

July 11, 2011

Important Notice Regarding the Availability of Proxy Materials

for

The Annual Meeting of Shareholders to be Held on August 11, 2011

The Proxy Statement and Annual Report are available on the internet at:

http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=25603

YOUR VOTE IS VERY IMPORTANT TO US. FOR VOTING INSTRUCTIONS, PLEASE SEE FREQUENTLY ASKED QUESTION NUMBER 6, WHICH APPEARS ON PAGE 1 OF THIS PROXY STATEMENT.

ALLIANCE ONE INTERNATIONAL, INC.

PROXY STATEMENT

Frequently Asked Questions	1
Governance of the Company	5
Shareholder Access to Governance Documents	5
Communications to the Board of Directors	5
Code of Business Conduct	5
Corporate Governance Guidelines	5
Determination of Independence of Directors	5
Board Leadership Structure	6
The Board’s Role in Risk Oversight	6
Governance and Nominating Committee Process	7
Director Conflicts of Interest	7
Shareholder Nominations – 2012 Annual Meeting	7
Shareholder Proposals – 2012 Annual Meeting	8
Board of Directors	8
Proposal One - Election of Directors (Item 1 on the proxy)	8
Director Biographies	9
Director Qualifications	10
Board Diversity	11
Independence	12
Board Committees and Membership	12
Board Meetings	13
Compensation of Directors	13
Other Agreements and Business Relationships	14
Ownership of Equity Securities	15
Stock Ownership of Management	15
Stock Ownership of Certain Beneficial Owners	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Audit Matters	18
Audit Committee Members and Meetings	18
Financial Literacy and Expertise	18
Other Audit Committee Service	18
Audit Committee Functions	18
Report of the Audit Committee	18
Policy for Pre-Approval of Audit and Non-Audit Services	19
Independent Auditors	19
Audit and Non-Audit Fees	20
Proposal Two—Ratification of Deloitte & Touche as Independent Auditors (Item 2 on the proxy)	20
Proposal Three—Advisory Vote on the Compensation of the Company’s Named Executive Officers (Item 3 on the proxy)	21
Proposal Four— Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers (Item 4 on the proxy)	22
Executive Compensation	22
Compensation Discussion and Analysis	22
Report of the Executive Compensation Committee	33
Executive Compensation Tables	34
Summary Compensation Table	34
Grants of Plan-Based Awards Table	36
Outstanding Equity Awards at Fiscal Year-End Table	37
Option Exercises and Stock Vested Table	38
Nonqualified Deferred Compensation Table	39
Pension Benefits Table	40
Plan Summaries/ Provisions	41
Potential Payments Upon Termination or Change-in-Control	43
Proposal Five—Approval of Amendment and Restatement of the 2007 Incentive Plan (Item 5 on the proxy)	46
Other Matters	53
Annual Report	53
Appendix A—Amended and Restated Alliance One International, Inc. 2007 Incentive Plan	A-i

FREQUENTLY ASKED QUESTIONS

1.	When and how was Alliance One International, Inc., formed?

On May 13, 2005, we completed the merger (the “Merger”) of Standard Commercial Corporation (“Standard Commercial”) with and into DIMON Incorporated (“DIMON”). Immediately following the Merger, DIMON changed its name to Alliance One International, Inc. (“Alliance One” or the “Company”).

2.	Who is soliciting my proxy?

The Board of Directors is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, August 11, 2011, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

3.	Who pays for the solicitation of proxies?

Alliance One bears the cost of soliciting proxies, and will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone. If necessary, the Company may engage the services of a proxy solicitor and would also bear the cost of such firm’s services and out-of-pocket expenses.

4.	Who is entitled to vote?

You may vote if you owned shares of Alliance One common stock on June 3, 2011, the date established by the Board for determining shareholders entitled to vote at the annual meeting. On that date there were 87,067,343 shares of common stock outstanding and entitled to vote, with each such share having the right to one vote.

5.	What is the difference between holding shares as a registered shareholder and holding the shares in street name?

If your shares are owned directly in your name with our transfer agent, American Stock Transfer & Trust Company (“American Stock Transfer”), you are considered a registered shareholder with respect to those shares.

If your shares are held in a brokerage account or by a bank, you hold the shares in street name.

6.	How do I vote my shares?

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.

If you are a registered shareholder, you may vote your shares: (i) by returning a properly executed proxy card in the envelope provided; or (ii) in person at the Annual Meeting.

If you hold your shares in street name, you may vote: (i) via the internet, by telephone or by returning by mail a properly executed proxy card, depending upon the method(s) made available by your bank or broker; or (ii) in person at the Annual Meeting; however, to vote in person at the Annual Meeting you must contact your bank or broker and obtain a legal proxy to bring to the Annual Meeting.

7.	Will my shares be voted if I do not return my proxy card or instruction form?

If you are a registered shareholder or if you hold restricted stock, your shares will not be voted unless (i) your proxy card is signed and returned, or (ii) you attend the Annual Meeting and vote in person.

If your shares are held in street name, your shares may be voted even if you do not vote by internet, by telephone or by providing voting instructions on your proxy card. Brokerage firms have the authority under the New York Stock Exchange (“NYSE”) rules to vote shares on behalf of their customers on certain “routine” matters if you do not provide the brokerage firm with voting instructions. The ratification of the selection of independent auditors is considered a routine matter for which brokerage firms may vote shares without voting instructions from the customer. The election of director nominees, the advisory vote to approve the compensation of executive officers, the advisory vote for the selection of the frequency of future advisory votes to approve the compensation of executive officers and the approval of the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan are not considered “routine” under NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” It is important therefore that you provide appropriate voting instructions to your brokerage firm with respect to your vote on these matters.

8.	What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of the shares. For assistance consolidating your accounts to the extent possible, you may contact our transfer agent, American Stock Transfer, at 1-866-627-2656.

9.	Can I change my vote after returning my proxy card or instruction form?

If you are a registered shareholder you may revoke your proxy at any time before it is voted. A proxy can be changed or revoked by voting in person at the Annual Meeting, delivering another later dated proxy or notifying Alliance One’s Secretary in writing that you want to change or revoke your proxy.

If you hold your shares in nominee or “street name” through a bank or broker, you must follow the instructions provided by your bank or broker, or contact your bank or broker regarding the revocation of your proxy. If you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

All signed proxies that have not been revoked will be voted at the meeting.

10.	How many votes are needed to hold the meeting?

A quorum is necessary to conduct business at the annual meeting. A quorum will exist at the meeting if holders of record of a majority of the issued and outstanding shares of Alliance One common stock as of June 3, 2011 are present in person at the meeting, or represented by proxy at the meeting. For the purpose of determining whether there is a quorum at the meeting, shares represented by proxy at the meeting include shares that are voted as abstentions or with respect to which votes are withheld on a signed proxy and shares held by a broker or bank on behalf of their customers that are voted on any matter.

If a quorum is not present, the meeting may be adjourned from time to time without any further notice other than announcement at the meeting.

11.	What items of business will be conducted at the meeting?

•	The election of three directors to serve until the 2014 annual meeting and one director to serve until the 2013 annual meeting, or, in each case, until the election of their respective successors.

•	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2012.

•	The adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement.

•	The selection, on an advisory basis, of the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers.

•	The approval of the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan.

•	Any other business properly brought before the meeting.

12.	How many votes are needed to elect the nominees for director?

The election of each nominee for director requires a plurality of the votes cast by shareholders entitled to vote at the meeting. Because directors are elected by a plurality, abstentions, withheld votes and broker non-votes will have no effect on their election.

However, pursuant to the Company’s Corporate Governance Guidelines, any person (including an incumbent Director) nominated for election as a Director who is elected by a plurality of votes cast for his or her election, but who does not receive a majority of the votes cast for his or her election, must promptly tender his or her resignation following certification of the shareholder vote. Thereafter, the Board, acting on the recommendation of the Governance and Nominating Committee, must determine within 90 days after the certification of the shareholder vote whether to accept the resignation.

13.	How many votes are needed to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors?

The selection of Deloitte & Touche, LLP as the Company’s independent auditors will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions and broker non-votes will not be included in the vote totals for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors.

14.	What are the voting choices when casting the advisory vote on the compensation of the Company’s named executive officers and what is the effect of the vote?

When voting on the compensation of the Company’s named executive officers, shareholders may:

•	vote in favor of the compensation of the Company’s named executive officers;

•	vote against the compensation of the Company’s named executive officers; or

•	abstain from voting.

The resolution approving, on an advisory basis, the compensation of the Company’s named executive officers will be adopted if the votes cast “FOR” the resolution exceed the votes cast “AGAINST” the resolution. This vote is not binding upon the Company, the Board or the Executive Compensation Committee. Nevertheless, the Executive Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

15.	What are the voting choices when casting the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers and what is the effect of the vote?

When voting on the frequency of the future advisory votes on the compensation of the Company’s named executive officers, shareholders may:

•	vote for “EVERY ONE YEAR;”

•	vote for “EVERY TWO YEARS;”

•	vote for “EVERY THREE YEARS;” or

•	abstain from voting.

If none of the frequency options (every one year, two years or three years) receives a majority of votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by shareholders. This vote is not binding upon the Company, the Board or the Executive Compensation Committee. Nevertheless, the Board and the Executive Compensation Committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of the future advisory votes by shareholders on the compensation of the Company’s name executive officers.

16.	How many votes are needed to approve the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan?

The approval of the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan requires the affirmative vote of a majority of the shares of common stock cast on this proposal; provided that the total votes cast on the proposal represents more than 50% of the number of shares entitled to vote on the proposal. Pursuant to applicable NYSE requirements, abstentions and broker non-votes will be counted as being entitled to vote on the proposal to approve the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan. Abstentions will be treated as votes cast on this proposal, but broker non-votes will not be treated as votes cast on this proposal. As a result, broker non-votes will have no effect on the proposal to approve the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan, provided that the total votes cast on this proposal represents more than 50% of the number of shares entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to approve the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan.

17.	What are the Board’s recommendations on the matters to be presented for a shareholder vote?

The Board recommends that shareholders vote:

•	“FOR” the election as directors of the four nominees named in this proxy statement;

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2012;

•	“FOR” adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this accompanying proxy statement;

•	“EVERY ONE YEAR” as the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers; and

•	“FOR” approval of the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan

18.	What if I do not specify how I want my shares voted?

Unless you specify to the contrary, all of your shares represented by valid proxies will be voted “FOR” the election of the director nominees named in this proxy statement, “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors, “FOR” adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this accompanying proxy statement, for “EVERY ONE YEAR” as the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers, “FOR” approval of the proposed amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan, and in accordance with the discretion of the proxy holders on any other matter that properly comes before the annual meeting.

19.	What if a nominee for director becomes unavailable for election?

In the event that any nominee becomes unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, shares represented by proxy will be voted for the substitute nominee.

20.	How will proxies be voted on other matters that are properly brought before the meeting?

The Company is not aware of any other business to be presented at the meeting. However, if any other matter is properly brought before the meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

21.	Will the directors be present at the meeting?

It is Alliance One’s policy that directors attend the annual meetings of shareholders and we currently expect all of our directors to attend the 2011 Annual Meeting.

22.	Will shareholders have an opportunity to ask questions at the meeting?

Yes. Following action on the items to be presented to the shareholders for a vote at the meeting, Company representatives will be available to answer shareholder questions.

GOVERNANCE OF THE COMPANY

The Board fosters and encourages an environment of strong corporate governance, including disclosure controls and procedures, internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations. Re-examining Company practices and setting new standards is an ongoing process as the area of corporate governance continues to evolve. Therefore, the Board has charged the Governance and Nominating Committee to periodically review and recommend appropriate changes to the Board’s governance practices and policies.

Shareholder Access to Governance Documents

Website

The Company’s governance-related documents are available on its website at www.aointl.com. Available documents include the Company’s Corporate Governance Guidelines, Code of Business Conduct and charters of the Audit, Executive Compensation and Governance and Nominating Committees. When changes are made to any of these documents, updated copies are posted on the website as soon as practical thereafter.

Written Request

Copies of the Company’s governance documents are also available, free of charge, by written request addressed to: Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560.

Communications to the Board of Directors

Shareholders and interested parties may communicate with the Board of Directors, any committee of the Board, the Lead Independent Director or any individual director, as appropriate. Communications must be made in writing to the Corporate Secretary, Alliance One International, Inc., 8001 Aerial Center Parkway, P. O. Box 2009, Morrisville, North Carolina 27560. The Secretary will determine in his good faith judgment which communications to relay to the applicable directors.

See the paragraphs entitled “Shareholder Nominations - 2012 Annual Meeting” and “Shareholder Proposals – 2012 Annual Meeting,” for guidelines specific to those types of communications with the Board.

Code of Business Conduct

Alliance One has a Code of Business Conduct that clearly defines the Company’s expectations for legal and ethical behavior on the part of every Alliance One director, officer, employee and agent. The Code of Business Conduct also governs Alliance One’s principal executive officer, principal financial officer and principal accounting officer. It is designed to deter wrongdoing and promote honest and ethical business conduct in all aspects of the Company’s affairs. Any waiver of the Code of Business Conduct for any director or executive officer would require approval by the Board of Directors and would be disclosed immediately thereafter to shareholders via the Company’s website, www.aointl.com.

Corporate Governance Guidelines

The Alliance One Corporate Governance Guidelines, in conjunction with the charters of key Board committees, inform shareholders, employees, customers and other constituents of the Board’s principles as a governing body. The Guidelines are reviewed at least annually by the Board.

Determination of Independence of Directors

For a director to be deemed “independent,” the Board of Directors of Alliance One must affirmatively determine that the director has no material relationship with Alliance One either directly or as a partner, shareholder or officer of an organization that has a relationship with Alliance One. In making this determination, the Board applies the following standards:

•

A director who is an employee, or whose immediate family member is an executive officer of Alliance One, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

•

A director who receives (or whose immediate family member receives) more than $120,000 per year in direct compensation from Alliance One is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $120,000 limitation.

•	A director who is a current partner or employee of (or whose immediate family member is a current partner of) Alliance One’s internal or external auditor is not independent.

•	A director who has an immediate family member who is an employee of Alliance One’s internal or external auditor and who personally works on the Company’s current audit is not independent.

•

A director who (or whose immediate family member) was within the past three years a partner or employee of Alliance One’s internal or external auditor and personally worked on the Company’s audit during that time is not independent.

•

A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Alliance One’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

•

A director who is an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Alliance One for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Board Leadership Structure

Alliance One’s Interim Chief Executive Officer (“CEO”) also holds the position of Chairman of the Board. The Board believes that the unified position of Chairman and CEO serves the Company well because the CEO’s expertise and proximity to the daily affairs of the Company enhances the Board’s oversight function and facilitates open and timely communication between the Board and management. Alliance One’s Chairman and Interim CEO is not a member of any standing Board committee other than the Executive Committee.

The Governance and Nominating Committee annually recommends a Lead Independent Director for approval by the Board. The role of the Lead Independent Director is to preside at executive sessions of the non-management directors, act as the liaison between the non-management directors and the Chairman/CEO, and consult with the Chairman/CEO on Board agendas as necessary. There is no mandatory rotation or term limit associated with the role of Lead Independent Director.

The Board’s Role in Risk Oversight

Our Company faces a variety of risks, including credit, liquidity, operational, regulatory, environmental and others regularly disclosed in our public filings. The Board believes that an effective risk management system is necessary to (1) identify material risks that the Company faces, (2) communicate necessary information with respect to such risks to senior management and, as appropriate, the Board or its committees, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into the Company’s decision making.

The Board has delegated to the Audit Committee the primary responsibility for overseeing risk management. The Audit Committee is comprised solely of independent directors and, pursuant to its charter, periodically discusses policies with management with respect to risk assessment and risk management and assesses the steps management has taken to minimize such risks to the Company. The Audit Committee makes periodic reports to the Board regarding the Company’s risks and regarding its analyses and conclusions as to the adequacy of the Company’s risk management processes.

The Board encourages management to promote a culture that incorporates risk management into our Company’s strategy and business operations. The Company maintains an active Compliance Program; at least quarterly the Company’s Global Disclosure Committee conducts a thorough and detailed review of risks, including potential risks, which are systematically reported and tracked through resolution; and, finally, the Company’s Risk Management Committee, comprised of senior management, actively oversees the processes by which risk assessment and risk management are undertaken.

Governance and Nominating Committee Process

Alliance One’s Board of Directors has a Governance and Nominating Committee composed entirely of independent directors and governed by a charter. As stated in the charter, it is the responsibility of the Committee to identify and evaluate potential candidates to serve on the Board. Candidates may be identified through a variety of means, including professional or personal contacts of directors, shareholder recommendations or a third party firm engaged in the recruitment of directors.

Candidates are assessed by the Committee in view of the responsibilities, qualifications and independence requirements set forth in the Corporate Governance Guidelines. Candidate assessment begins with a review of the candidate’s background, education, experience and other qualifications. Candidates viewed favorably by the Committee then meet, either individually or collectively, with the Chairman of the Board, the Chairman of the Governance and Nominating Committee and other directors as appropriate, prior to being recommended for election to the Board.

An invitation to join the Board of Directors is extended only after a candidate’s qualifications have been reviewed by the Committee, the Committee has formally recommended the candidate to the Board for approval, and the Board has approved the candidate’s election by a majority vote. Invitations are extended on behalf of the Board by the Chairman.

The Committee may engage the services of a third party to assist in the recruitment of directors as necessary. To date, the Committee has not engaged the services of such a firm.

Director Conflicts of Interest

The Alliance One Corporate Governance Guidelines provide that if an actual or potential conflict of interest arises for a director, the director is required to promptly inform the Chief Executive Officer and the Lead Independent Director. If a significant conflict exists and cannot be resolved, the Corporate Governance Guidelines call for the director to resign. The Corporate Governance Guidelines call for all directors to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Shareholder Nominations – 2012 Annual Meeting

Any shareholder entitled to vote in the election of directors generally may nominate at a meeting one or more persons for election as a director if written notice of such nomination or nominations is delivered or mailed to the Secretary of the Corporation in accordance with the Company’s Bylaws, which state that such notification must include:

•	the name, age and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the nominee’s qualifications to serve as a director;

•	the name and residence address of the notifying shareholders;

•	the number of shares owned by the notifying shareholder;

•	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with director nominations;

•

a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the notifying shareholder; and

•

a representation that the notifying shareholder is a holder of record of shares of capital stock of entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the nominations.

To be received in accordance with the Company’s Bylaws, nominations for the 2012 Annual Meeting must be received by the Secretary of the Company not later than April 13, 2012. The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information. The Secretary will deliver all such notices to the Governance and Nominating Committee which will consider such candidates. The Governance and Nominating Committee shall thereafter make its recommendation to the Board of Directors, and the Board of Directors shall in turn make its determination with respect to whether such candidate should be nominated for election as a director.

Shareholder Proposals – 2012 Annual Meeting

To be considered for inclusion in the Company’s proxy statement for the 2012 Annual Meeting, shareholder proposals must be submitted in writing to the Secretary of the Corporation by March 13, 2012, and must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the Commonwealth of Virginia and the Bylaws of the Company.

Pursuant to the Bylaws of the Company, in order for any business to be brought before the Annual Meeting by a shareholder, the proposal must be received by the Secretary of the Company not later than April 13, 2012. The notice must include as to each matter the shareholder proposes to bring before the Annual Meeting:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

•	the name and record address of the shareholder proposing the business;

•	the number of shares beneficially owned by the shareholder;

•	any material interest the shareholder has in such business;

•	a description of agreements or arrangements between the notifying shareholder and any other person(s) in connection with the proposal of business;

•

a description of agreements or arrangements entered into by the notifying shareholder with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the voting power of the shareholder;

•

a representation that the notifying shareholder is a holder of record of shares of capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business.

The notice must be updated following the later of the record date or the first public announcement of the record date for the meeting to reflect changes to certain of this information.

BOARD OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws currently provide that the Board of Directors consists of nine directors, divided into three classes as nearly equal in number as possible. Typically, each class of directors serves for three years and one class is elected at each annual meeting. However, in connection with the reduction in the size of the Board of directors from ten to nine in March 2011, and in order to rebalance the membership of the Board among the existing classes of directors, three directors (Messrs. Green, Howard and Sheridan) have been nominated for election at the 2011 annual meeting to serve three-year terms as Class II directors, and one director (Mr. Lanier) has been nominated for election at the 2011 annual meeting to serve a two-year term as a Class I director. Each of these four nominees is currently a director of Alliance One, with a term of office scheduled to expire at the 2011 annual meeting. The Governance and Nominating Committee has recommended to the Board of Directors and the Board of Directors has approved each of the nominees for election to the Board of Directors. The Board has determined that each of the nominees is independent from management. All nominees have consented to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Director Biographies

The following information is furnished with respect to the Company’s directors and nominees:

Class II

Nominees for the Term Expiring in 2014

C. Richard Green, Jr. – Age 67, Director since 2003

Retired since April 2002. Non-Executive Director of ITC Limited, a company in India engaged in operating hotels, agricultural exports and manufacturing cigarettes and paperboard, from July 1999 to April 2008. Regional Director of British American Tobacco, a multinational tobacco company, from January 1999 to April 2002. Mr. Green does not currently serve on the board of directors of any other public company, but within the last five years served as a director of ITC Limited.

Nigel G. Howard – Age 65, Director since 2005

Retired since December 2003. Non-Executive Chairman of Zotefoams PLC, a manufacturer of industrial foams, from January 2007 to present, and Non-Executive Director of Zotefoams from January 2006 to December 2006. Deputy Chief Executive of The Morgan Crucible Company plc, a designer, developer and supplier of products made from carbon, ceramic and magnetic materials, from September 2002 to December 2003, and Director of The Morgan Crucible Company from September 1992 to December 2003. Deputy Chairman, Assam Carbon Products, Ltd., India, March 1977 to August 2005. Mr. Howard currently serves on the board of directors of Zotefoams PLC.

William S. Sheridan – Age 57, Director since 2005

Executive Vice President and Chief Financial Officer of Sotheby’s, an auctioneer of fine art and antiques, since 1996. Prior thereto, Mr. Sheridan was a partner at the accounting and consulting firm of Deloitte & Touche.

Class I

Nominee For The Term Expiring In 2013

Joseph L. Lanier, Jr. – Age 79, Director since 1995

Retired since August 2006. Chairman of the Board of Dan River, Inc., a textile manufacturer, from November 1989 to August 2006. Chief Executive Officer of Dan River, Inc. from November 1989 to February 2005. Non-Executive Chairman of the Board of DIMON from May 1999 to February 2003. Mr. Lanier does not currently serve on the board of directors of any other public company, but within the last five years served as a director of each of Flowers Foods, Inc., and Torchmark Corporation.

Class III

Directors with Term Expiring in 2012

John M. Hines – Age 71, Director since 1995

Private investor and consultant since 1996. Consultant to DIMON from July 1996 to June 1998. Executive Vice President of DIMON from April 1995 to June 1996.

Mark W. Kehaya – Age 43, Director since 2005

Chairman and Interim Chief Executive Officer of Alliance One since December 14, 2010, and remains a founding partner at Meriturn Partners, LLC, an investment firm specializing in restructurings and turnarounds of middle-market companies, since January 2002. President, Chief Executive Officer and Chief Operating Officer of Eturn Communications, Inc., a software solutions provider, from November 2000 to October 2001; and from April 1993 until March 2000, employed by Standard Commercial Corporation, serving variously as Assistant to the President, Finance Director of the Tobacco Division, Vice President - Planning, and as Chief Executive Officer of Standard Commercial’s tobacco processing facility in St. Petersburg, Russia.

Martin R. Wade, III – Age 62, Director since 2001

President and Chief Executive Officer of Broadcaster, Inc. (formerly International Microcomputer Software Inc.), a company engaged in the game development and telecommunications businesses, since September 2006, and Chief Executive Officer of International Microcomputer Software Inc., since September 2001. Director, President and Chief Executive Officer of Digital Creative Development Corporation (DC2), a developer of entertainment content companies focusing on broadband content delivery and providing Internet-related business-to-business services, from May 2001 to August 2001. Director and Executive Vice President of DC2 from June 2000 to April 2001. Managing Director of Prudential Securities, Inc., a global securities firm, from May 1998 to June 2000. Mr. Wade currently serves on the board of directors of Broadcaster, Inc. and RDA Holding Co., and within the last five years has been a director of Advaxis, Inc., Command Security Corporation and Nexmed, Inc.

Class I

Directors with the Term Expiring in 2013

B. Clyde Preslar – Age 57, Director since 2005

Senior Vice President and Chief Financial Officer of RailAmerica, Inc., a leading short line and regional rail service provider, since May 2008. Private consultant December 2006 to April 2008. Executive Vice President and Chief Financial Officer of Cott Corporation, a manufacturer of non-alcoholic beverage products, from August 2005 to December 2006. Mr. Preslar does not currently serve on the board of directors of any other public company, but within the last five years served as a director of Forward Air Corporation.

Norman A. Scher – Age 73, Director since 1995

Director Emeritus and Director of Special Projects of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions, since May 2011. Vice Chairman of the Board of Directors of Tredegar from March 2006 to May 2011, President and Chief Executive Officer of Tredegar from September 2001 through February 2006 and Executive Vice President and Chief Financial Officer of Tredegar from July 1989 to September 2001. Mr. Scher does not currently serve on the board of directors of any other public company, but within the last five years served as a director of Tredegar Corporation.

Director Qualifications

The Company’s Corporate Governance Guidelines require that our directors have diverse professional backgrounds, combine a broad spectrum of experience and expertise and possess a reputation for the highest personal and professional ethics, integrity and values. The Governance and Nominating Committee is responsible for identifying specific skills and characteristics that may be sought in light of the current make-up of the Board and its anticipated needs going forward, and considers factors including experience in areas relevant to the strategy and operations of the Company’s businesses, particularly the tobacco industry, the ability to actively participate in and contribute to the deliberations of the Board, international business experience, the capacity and desire to represent the balanced, best interest of the shareholders, the ability to exercise independent judgment and decision making, the time available to devote to the responsibilities of a director and, as added to our Corporate Governance Guidelines in March 2010, the Board’s diversity of background, personal and professional experience, gender and ethnicity. Determination of whether an individual meets these qualifications is made in the business judgment of the Board.

In addition, the Company’s Corporate Governance Guidelines provide that individuals not be nominated for election to the Board after their 75th birthday. Upon the recommendation of the Governance and Nominating Committee, the Board of Directors approved the waiver of such guideline with regard to the nomination of Mr. Joseph L. Lanier, Jr. for re-election to the Board. Mr. Lanier abstained from participating in either the recommendation or approval of the waiver of such guideline.

The Company believes that the Board meets the foregoing criteria and that, additionally, its members as a whole encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. Potential candidates for membership on the Company’s Board are reviewed in the context of the current composition of the Board and the evolving needs of the Company. It is the Company’s policy to have a majority of directors qualify as “Independent” under the listing requirements of the New York Stock Exchange and the Company’s own Corporate Governance Guidelines. The Governance and Nominating Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the Board for approval.

Each of the nominees for election as a director at the Annual Meeting of Shareholders and each of the Company’s current directors hold or has held senior executive positions in large, complex organizations. In these positions they have also gained experience in core management skills such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.

Several of our directors have direct experience in the tobacco industry in addition to their service as a director of our Company or one of its corporate predecessors. Mr. Hines has served as an Executive Vice President of, and a consultant to one of our corporate predecessors, as well as serving as a consultant to other businesses. Mr. Kehaya, prior to his current service as the Company’s Interim Chief Executive Officer, served in various management capacities for one of our corporate predecessors, including managing a tobacco processing facility in St. Petersburg, Russia; and has financial experience as a partner at Meriturn Partners, LLC and operating experience as Chief Executive Officer and Chief Operating Officer of Eturn Communications. Mr. Green has significant management experience in the tobacco industry, having served for many years as an executive of British American Tobacco and as a director of ITC Limited (India).

Other directors have considerable managerial and other experience as executives in a broad range of industries. Mr. Wade has substantial managerial and operating experience as Chief Executive Officer of several firms and financial experience as a managing director of Prudential Securities. Mr. Scher has a depth of managerial, operational and financial experience from his service in various executive capacities with Tredegar Corporation, including five years as its Chief Executive Officer and the prior twelve years as its Chief Financial Officer. Mr. Howard has significant managerial and international business experience as an executive of Morgan Crucible Company PLC and Assam Carbon Products, Ltd., India. Mr. Lanier has extensive managerial, operational and financial experience, including serving for over 15 years as Chairman and Chief Executive Officer of Dan River, Inc.

In addition, the current experience of two of our directors offers the Board large-company accounting and financial expertise. Mr. Preslar has extensive managerial, financial and accounting experience gained during his tenures as chief financial officer of RailAmerica, Inc., Cott Corporation, Lance, Inc. and Black and Decker, Inc. Similarly, Mr. Sheridan has considerable managerial, accounting, financial and international experience as Executive Vice President and Chief Financial Officer of Sotheby’s and, previously, as a partner of Deloitte & Touche.

In connection with his service as a partner at Meriturn Partners, LLC, an investment firm specializing in restructurings and turnarounds of middle-market companies, Mr. Kehaya served as interim Chief Executive Officer of Prime Tanning Co., Inc., between March 2009 and December 2009, until a permanent replacement could be found. On November 16, 2010, Prime Tanning Co., Inc., filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Maine.

The Governance and Nominating Committee and the Board believe that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its Committees. Consideration of the specific experiences, qualifications and skills of the directors as listed above, as well as the common attributes listed in this paragraph, led to the conclusion that each of the nominees and current directors should serve as a director of the Company.

Board Diversity

Historically, the Board has implemented and assessed the effectiveness of its guideline to achieve diversity in professional backgrounds by reviewing and evaluating information detailing the positions held by incumbent directors and proposed director candidates, as well as the industries in which they work or had worked in the past. In March 2010 the Board amended its Corporate Governance Guidelines to provide that diversity of gender and ethnicity are factors that the Governance and Nominating Committee may consider in recommending nominees for election to the Board. These factors were considered by the Governance and Nominating Committee in making its recommendation that each of C. Richard Green, Jr., Nigel G. Howard, William S. Sheridan and Joseph L. Lanier, Jr. be nominated for re-election to the Board. By adding these provisions to the Corporate Governance Guidelines, the Board encourages consideration of these factors, but does not anticipate that consideration of such matters of diversity would, of itself, result in the displacement of qualified incumbent directors. Instead, the Board anticipates that these factors will have the most impact in the evaluation of new candidates joining the Board to fill vacancies resulting from retirement, resignation, removal or replacement of directors.

Independence

The Board has affirmatively determined that the directors and nominees listed herein, with the exception of Mr. Kehaya who is serving as Interim Chief Executive Officer of the Company, are independent as that term is defined under the Corporate Governance Standards of the New York Stock Exchange.

Director Stock Ownership Guidelines

In March 2007, the Board of Directors adopted stock ownership guidelines pursuant to which each non-executive director has until three years thereafter or three years after the individual becomes a director, whichever is later, to accumulate ownership of 15,000 shares of Alliance One common stock. Shares held by immediate family members residing in the same household, shares of restricted stock (whether vested or unvested), and shares held in trust for the benefit of the director count toward the threshold established under such stock ownership guidelines. As of March 31, 2011, each of the non-executive directors owned sufficient shares to satisfy the share ownership requirement under the guidelines.

Board Committees and Membership

The Board has standing Audit, Executive, Executive Compensation and Governance and Nominating Committees. During the most recent fiscal year, the Board also maintained a Finance Committee until that committee was dissolved in February 2011, at which time its activities were incorporated into the agenda of the Board. With the exception of the Executive Committee, each committee operates under a charter approved by the Board. Such charters, containing descriptions of the committees’ responsibilities, are available on our website, www.aointl.com. All members of the Audit, Executive Compensation and Governance and Nominating Committees meet the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual and all members of the Audit Committee also meet the requirements for independence under Section 303A.07 of the Listed Company Manual.

The following table indicates the current membership of, and number of meetings held during fiscal year 2011 by, each current committee of the Board:

Name	Audit		Executive		Executive Compensation		Governance and Nominating
Mr. Green	X						X
Mr. Hines			X				X	*
Mr. Howard					X	*
Mr. Kehaya			X
Mr. Lanier					X		X
Mr. Preslar	X	*
Mr. Scher	X				X
Mr. Sheridan			X	*			X
Mr. Wade	X				X
FY 2011 Meetings	8		0		7		6

*	Chair

The Audit Committee currently consists of Mr. Preslar (Chairman), Mr. Green, Mr. Scher and Mr. Wade. This Committee’s principal responsibilities include overseeing accounting policies, auditing and reporting practices; selecting, overseeing, evaluating, compensating and replacing independent auditors; overseeing the internal audit function; evaluating the adequacy and effectiveness of internal controls and risk management policies; overseeing compliance with legal and regulatory requirements; providing for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters; and preparing a committee report for inclusion in the annual proxy statement.

The Executive Committee currently consists of Mr. Sheridan (Chairman), Mr. Hines and Mr. Kehaya. This Committee meets on call and has the authority to act in behalf of the Board when the full Board is not in session.

The Executive Compensation Committee currently consists of Mr. Howard (Chairman), Mr. Lanier, Mr. Scher and Mr. Wade. This Committee’s principal responsibilities include reviewing and approving incentive compensation and equity-based plans consistent with shareholder-approved plans; where appropriate, making recommendations to the Board with respect to new incentive compensation plans and equity-based plans for Board or shareholder approval; reviewing and approving salaries and incentive awards for executive officers; reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluating CEO performance; recommending to the independent directors the compensation of the CEO, including base salary and incentive awards; and preparing a committee report on executive compensation for inclusion in the annual proxy statement.

The Governance and Nominating Committee currently consists of Mr. Hines (Chairman), Mr. Green, Mr. Lanier and Mr. Sheridan. This Committee’s principal responsibilities include analyzing the structure, size and composition of the Board; developing and monitoring director selection criteria; identifying, recruiting, evaluating and recommending to the Board qualified nominees for election to the Board of Directors at the Annual Meeting of Shareholders; reviewing and recommending to the Board Corporate Governance Guidelines; overseeing the adoption and periodic review of committee charters; overseeing the Company’s Compliance Program; recommending to the Board, when appropriate, the removal of a director; recommending to the Board directors to serve as Chairman, Lead Independent Director, committee chairs and committee members; recommending to the Board the retirement policy and remuneration of non-employee directors; providing for Board and committee self-evaluations; and reporting to the Board its conclusions regarding the Board’s effectiveness and performance.

Board Meetings

Alliance One’s non-management directors, all of whom are independent as that term is defined by the Corporate Governance Standards of the New York Stock Exchange, meet regularly in executive session. In accordance with Alliance One’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of non-management directors. During fiscal year 2011, Mr. Sheridan served as Lead Independent Director. The Board typically determines the Lead Independent Director at the first meeting of the Board of Directors following the annual shareholders meeting in conjunction with committee assignments.

During fiscal year 2011, there were seven meetings of the Board of Directors, and no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he served. All ten directors then in office attended the 2010 annual meeting.

Compensation of Directors

Directors who are employees of the Company or its subsidiaries or who serve as paid consultants to the Company are not compensated for their services as director. The following table represents the fiscal year 2011 compensation for all directors other than Mr. Kehaya and former director Robert E. Harrison. Compensation information for Mr. Kehaya, both before and after his appointment in December 2010 as Interim Chief Executive Officer, and for Mr. Harrison disclosed herein under the section entitled “Executive Compensation Tables.”

	Director Compensation
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total
C. Richard Green	$68,000	$53,106	$0	$121,106
John M. Hines	$65,333	$53,106	$0	$118,439
Nigel G. Howard	$67,000	$53,106	$0	$120,106
Joseph L. Lanier, Jr.	$68,667	$53,106	$0	$121,773
B. Clyde Preslar	$72,000	$53,106	$0	$125,106
Norman A. Scher	$70,124	$53,106	$0	$123,230
William S. Sheridan	$75,500	$53,106	$0	$128,606
Martin R. Wade, III	$74,670	$53,106	$0	$127,776

(1)	Independent directors received fees based on the following annual retainer schedule:

Type of Service	Annual Retainer
Board Member	$50,000
Lead Independent Director	$10,000
Audit Committee Member	$12,000
Audit Committee Chairman	$10,000
Executive Committee Member	$3,000
Executive Committee Chairman	$5,000
Executive Compensation Committee Member	$12,000
Executive Compensation Committee Chairman	$7,500
Governance & Nominating Committee Member	$7,500
Governance & Nominating Committee Chairman	$5,000

The amount for Mr. Lanier reflects a reduction of $2,500 in the most recent fiscal year to correct an inadvertent overpayment of that amount in the prior fiscal year.

(2)	Pursuant to the Incentive Plan approved by shareholders on August 16, 2007 (the “2007 Incentive Plan”), non-employee directors may be granted common stock, performance shares or options to purchase common stock for a per share exercise price equal to the fair market value of one share of common stock on the date of the grant. On August 12, 2010, pursuant to the 2007 Incentive Plan and upon approval by the Board, each non-employee director was awarded 15,900 shares of restricted stock. The restricted stock has a vesting date of one year from the date of grant. The values shown for the restricted stock reflect the grant date fair value of awards determined in accordance with ASC Topic 718. For a discussion of the assumptions used in the valuation of these awards, see Note 11 of Notes to Consolidated Financial Statements included in Alliance One’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

Other Agreements and Business Relationships

Mr. Hines had an employment agreement with the Company prior to his retirement, effective July 1, 1996. Under his employment agreement, as amended, Mr. Hines is entitled to receive annual payments of $120,000 through October 31, 2011.

OWNERSHIP OF EQUITY SECURITIES

Stock Ownership of Management

The following table provides information as of April 30, 2011, with respect to the direct and indirect ownership of common stock by (1) each director and nominee for director; (2) each of the Company’s named executive officers, which includes former officer Robert E. Harrison; and (3) all directors, nominees and executive officers of the Company as a group. On April 30, 2011, there were 87,083,419 shares of Alliance One common stock outstanding, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power(1)	Number of Shares with Shared Voting and Investment Power(2)		Number of Shares Beneficially Owned(1) (2)	Percent of Class (1) (2)
Henry C. Babb	149,335	0		149,335	*
J. Henry Denny	141,452	0		141,452	*
C. Richard Green, Jr.	20,400	45,500		65,900	*
Robert E. Harrison (3)	437,765	0		437,765	*
John M. Hines	30,509	44,000		74,509	*
Nigel G. Howard	56,616	0		56,616	*
Mark W. Kehaya	1,105,209	2,836,273	(4)	3,941,482	4.53%
Joseph L. Lanier, Jr.	89,874	0		89,874	*
B. Clyde Preslar	94,137	3,000		97,137	*
Norman A. Scher	88,363	0		88,363	*
Robert A. Sheets	54,826	0		54,826	*
William S. Sheridan	105,690	0		105,690	*
J. Pieter Sikkel	98,118	0		98,118	*
Martin R. Wade, III	59,700	0		59,700	*
Executive Officers, Directors and Nominees for Director as a Group (Includes 13 people total)	1,977,363	2,928,773		4,906,136	5.63%

*	Less than 1%.
(1)

Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of April 30, 2011, as follows: Mr. Babb, 81,750 shares; Mr. Denny, 112,000; Mr. Green, 4,500 shares; Mr. Harrison, 140,000 shares; Mr. Hines, 14,500 shares; Mr. Howard, 0 shares; Mr. Kehaya, 12,000 shares; Mr. Lanier, 14,500 shares; Mr. Preslar, 12,000 shares; Mr. Scher, 14,500 shares; Mr. Sheets, 0 shares; Mr. Sheridan, 12,000 shares; Mr. Sikkel, 64,500 shares; Mr. Wade, 14,500 shares; and the executive officers, directors and nominees as a group, 291,225 shares.

Also includes restricted shares of common stock held as of April 30, 2011, as follows: Mr. Babb, 0 shares; Mr. Denny, 0 shares; Mr. Green, 15,900 shares; Mr. Harrison, 0 shares; Mr. Hines, 15,900 shares; Mr. Howard, 15,900 shares; Mr. Kehaya, 15,900 shares; Mr. Lanier, 15,900 shares; Mr. Preslar, 15,900 shares; Mr. Scher, 15,900 shares; Mr. Sheets, 0 shares; Mr. Sheridan, 15,900 shares; Mr. Sikkel, 0 shares; Mr. Wade, 15,900 shares; and the executive officers, directors and nominees as a group, 152,600 shares.

The restricted shares awarded to executive officers in fiscal 2008 and 2009 are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. No restricted shares were awarded to executive officers in fiscal 2010 or 2011. The restricted shares awarded to non-employee directors remain restricted for one year from the date of the award, provided the recipient remains on the Board of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

This number also includes shares owned by minor child(ren) of the reporting person, or held in a trust or other estate planning vehicle over which the reporting person is understood to have sole voting and investment power.

(2)	Includes shares owned by the spouse of the reporting person, either directly, jointly with the reporting person or as custodian for the minor child(ren) of the reporting person.
(3)

Mr. Harrison’s employment ended on December 14, 2010. The amounts in this table reflect his beneficial ownership as of such date, including 140,000 shares of common stock that could be acquired upon exercise of options that were exercisable or became exercisable within sixty days thereafter. The Company is not able to verify the extent to which Mr. Harrison has increased or decreased his beneficial ownership of shares since such date.
(4)	Includes 2,819,909 shares as of April 30, 2011, in certain trusts of which Mr. Kehaya is a co-trustee, and with respect to which Wachovia Bank NA, is reported as having shared dispositive power.

Stock Ownership of Certain Beneficial Owners

The following table sets forth the only persons known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock of the Company as of the dates set forth in the footnotes to the table:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
The Baupost Group, L.L.C. (2) SAK Corporation Seth A. Klarman 10 St. James Avenue, Suite 1700 Boston, MA 02116	8,786,700	10.09%

BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	6,904,545	7.93%

Fine Capital Partners, L.P.(4) Fine Capital Advisors, LLC Debra Fine 590 Madison Avenue, 5th Floor New York, NY 10022	6,756,354	7.76%

T. Rowe Price Associates, Inc. (5) 100 E. Pratt Street Baltimore, MD 21202	5,672,967	6.51%

Luxor Capital Partners, LP, et al. (6) 1114 Avenue of the Americas, 29th Floor New York, NY 10036	5,506,500	6.32%

Pioneer Global Asset Management S.p.A. (7) Galleria San Carlo 6 Milan, Italy	5,445,024	6.25%

Dimensional Fund Advisors LP (8) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	4,597,594	5.28%

(1)

All percentages are based on 87,083,419 shares of Alliance One common stock outstanding on April 30, 2011, which number does not include shares owned by wholly-owned subsidiaries of the Company which are not entitled to vote their shares or to receive any dividends with respect to such shares.

(2)

Based solely on a Schedule 13G/A filed on December 9, 2010, reporting information as of November 30, 2010, that indicates that The Baupost Group, L.L.C., SAK Corporation and Seth A. Klarman are the beneficial owners of 8,786,700shares, and have shared voting power and shared dispositive power over all such shares.

(3)

Based on a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2011, reporting information as of December 31, 2010, such person beneficially owned 6,904,545 shares, having sole voting power and sole dispositive power over all such shares.

(4)

Based solely on a Schedule 13D/A filed on June 15, 2011, reporting information as of June 13, 2011, that indicates that Fine Capital Partners, L.P., Fine Capital Advisors, LLC and Debra Fine are the beneficial owners of 6,756,354 shares, and have shared voting power and shared dispositive power over all such shares.
(5)

Based solely on a Schedule 13G/A filed on February 10, 2011, reporting information as of December 31, 2010, that indicates that T. Rowe Price Associates, Inc., is the beneficial owner of 5,672,967 shares and has sole voting power over 2,001,433 shares and sole dispositive power over 5,672,967 shares.

(6)

Based solely on a Schedule 13G/A filed by Luxor Capital Partners, LP (the “Onshore Fund”), Luxor Spectrum, LLC (the “Spectrum Onshore Fund”), Luxor Wavefront, LP (the “Wavefront Fund”), Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund”), Luxor Spectrum Offshore Master Fund, LP (the “Spectrum Offshore Master Fund”), Luxor Spectrum Offshore, Ltd. (the “Spectrum Offshore Feeder Fund”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”), LCG Holdings, LLC (“LCG Holdings”) and Christian Leone on February 14, 2011, reporting information as of December 31, 2010, that indicates that Luxor Capital Group acts as the investment manager of the Onshore Fund, the Spectrum Onshore Fund, the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund (collectively, the “Funds”), and to accounts it separately manages (the “Separately Managed Accounts”), that the Onshore Fund individually beneficially owns 914,799 shares of common stock (including 759,745 shares under convertible notes), the Spectrum Onshore Fund individually beneficially owns 32,079 shares (including 21,679 shares under convertible notes), the Wavefront Fund individually beneficially owns 526,154 shares, the Offshore Master Fund individually beneficially owns 1,357,029 shares of common stock (including 994,033 shares under convertible notes), the Offshore Feeder Fund, as the owner of a controlling interest in the Offshore Master Fund, may be deemed to beneficially own the shares held by the Offshore Master Fund, the Spectrum Offshore Master Fund individually beneficially owns 341,362 shares of common stock (including 145,585 shares under convertible notes ), the Spectrum Offshore Feeder Fund, as the owner of a controlling interest in the Spectrum Offshore Master Fund, may be deemed to beneficially own the shares held by the Spectrum Offshore Master Fund, Luxor Capital Group, as the investment manager of the Funds, may be deemed to beneficially own the 3,171,423 shares beneficially owned by them, and an additional 335,077 shares (including 266,706 shares under convertible notes) held in the Separately Managed Accounts, Luxor Management and Mr. Leone may each be deemed to be the beneficial owners of the 3,506,500 shares beneficially owned by Luxor Capital Group, LCG Holdings may be deemed to be the beneficial owner of the 3,171,423 shares owned by the Onshore Fund, the Spectrum Onshore Fund, the Wavefront Fund, the Offshore Master Fund and the Spectrum Offshore Master Fund, and Mr. Leone may be deemed to be the beneficial owner of the 3,171,423 shares beneficially owned by LCG Holdings, that the Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of the 914,799 shares individually beneficially owned by the Onshore Fund, the Spectrum Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of the 32,079 shares individually beneficially owned by the Spectrum Onshore Fund, the Wavefront Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of the 526,154 shares individually beneficially owned by the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of the 1,357,029 shares of common stock individually beneficially owned by the Offshore Master Fund, the Spectrum Offshore Master Fund, the Spectrum Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote or direct the vote of the 341,362 shares of common stock individually beneficially owned by the Spectrum Offshore Master Fund, Luxor Capital Group, Luxor Management and Mr. Leone have shared power to vote or direct the vote of the 335,077 shares of common stock held in the Separately Managed Accounts, and that the Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 914,799 shares individually beneficially owned by the Onshore Fund, the Spectrum Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 32,079 shares individually beneficially owned by the Spectrum Onshore Fund, the Wavefront Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 526,154 shares individually beneficially owned by the Wavefront Fund, the Offshore Master Fund, the Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 1,357,029 shares individually beneficially owned by the Offshore Master Fund, the Spectrum Offshore Master Fund, the Spectrum Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 341,362 shares individually beneficially owned by the Spectrum Offshore Master Fund, Luxor Capital Group, Luxor Management and Mr. Leone have shared power to dispose or direct the disposition of the 335,077 shares held in the Separately Managed Accounts. The Schedule 13G/A indicates that the business address of each of the Onshore Fund, the Spectrum Onshore Fund, the Wavefront Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036 and the business address of each of the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Offshore Master Fund and the Spectrum Offshore Feeder Fund is c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(7)

Based solely on a Schedule 13G/A jointly filed by Pioneer Global Asset Management S.p.A. and its direct subsidiary, Pioneer Investment Management, Inc., on February 11, 2011, reporting information as of December 31, 2010, that indicates that each such entity has shared voting and dispositive power over such shares which are owned by collective investment vehicles advised by Pioneer Investment Management, Inc., it its capacity as investment adviser. Such Schedule 13G/A indicates that the business address of Pioneer Investment Management, Inc. is 60 State Street, Boston, Massachusetts 02109
(8)

Based solely on a Schedule 13G filed by Dimensional Fund Advisors LP on February 11, 2011, reporting information as of December 31, 2010, such person beneficially owned 4,597,594 shares, having sole voting power and sole dispositive power over all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during the fiscal year ended March 31, 2010, all reports for the Company’s executive officers and directors that were required to be filed under Section  16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

AUDIT MATTERS

Audit Committee Members and Meetings

Alliance One’s Board of Directors has an Audit Committee that is composed of Mr. Preslar (Chairman) and Messrs. Green, Scher and Wade. The Board has determined that each of the Audit Committee members meets the requirements for independence set forth by the New York Stock Exchange in Sections 303A.02 and 303A.07 of the Listed Company Manual. The Committee met eight times during fiscal year 2011.

Financial Literacy and Expertise

The Board, upon recommendation of the Governance and Nominating Committee, has determined that each member of the Audit Committee is financially literate as that term is interpreted by the Board in its business judgment. The Board has further determined that Mr. Preslar meets the requirements of an audit committee financial expert, as that term is defined by the SEC in Item 407 of Regulation S-K. As stated above, Mr. Preslar has been determined to be independent from management in accordance with the categorical standards described above and the NYSE listed company guidelines.

Other Audit Committee Service

The Company currently does not limit the number of audit committees on which its Audit Committee members may serve. However, the Audit Committee charter approved by the Board stipulates that, if an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of the director to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement. None of the Audit Committee members currently serves on more than three audit committees of public companies.

Audit Committee Functions

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting practices, and the quality and integrity of the Company’s financial reports. This includes the oversight of Alliance One’s financial statements provided to any governmental or regulatory body, the public or other users; the effectiveness of Alliance One’s internal control process; and Alliance One’s engagement of independent auditors. The Committee’s functions are described more fully in the section entitled “Board Committees and Membership.”

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities the Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee including, but not limited to, the standards of the Public Company Accounting Oversight Board regarding Statement on Auditing Standards No. 114, and the Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Committee has pre-approved all fiscal year 2011 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Committee’s policies.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee:

B. Clyde Preslar, Chairman

C. Richard Green, Jr.

Norman A. Scher

Martin R. Wade, III

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent auditors. These services include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report at Audit Committee meetings throughout the year on the actual fees charged for each category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances the Audit Committee requires specific pre-approval before engagement. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

Independent Auditors

Deloitte & Touche LLP (“Deloitte & Touche”), audited the Company’s accounts for the fiscal years ended March 31, 2011 and March 31, 2010; and, as more fully described below in Proposal Two, has been selected by the Audit Committee to serve as Alliance One’s independent auditors for the fiscal year ending March 31, 2012.

Audit and Non-Audit Fees

Set forth below are the fees billed to the Company by Deloitte & Touche in connection with services rendered during the fiscal years ended March 31, 2010 and March 31, 2011:

	FY 2010	FY 2011
Audit Fees(1)	$4,018,674	$3,527,078
Audit-Related Fees(2)	460,842	7,363
Tax Fees(3)	30,856	101,083
All Other Fees(4)	110,549	925
Total	$4,620,920	$3,636,449

(1)

Audit Fees. Audit Fees consist of professional services rendered in the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements.

(2)

Audit-Related Fees. Audit-Related Fees consist of assurance and related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, consultation regarding financial accounting and reporting standards, and services provided in conjunction with the Merger.

(3)	Tax Fees. Tax Fees consist of services performed by the independent auditor for tax compliance, tax planning and tax advice.
(4)

All Other Fees. Amounts paid to Deloitte & Touche during fiscal year 2010 and fiscal year 2011 relate to consulting services rendered on internal controls issues in connection with the Company’s implementation of SAP. There were no fees billed or services rendered by Deloitte & Touche during fiscal years 2010 and 2011 other than those described above.

PROPOSAL TWO

RATIFICATION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche to serve as the Company’s independent auditors for the fiscal year ending March 31, 2012, and has directed that management submit the selection of independent auditors to the shareholders for ratification at the Annual Meeting. Representatives of Deloitte & Touche are expected to attend the shareholder meeting, will have an opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2012.

PROPOSAL THREE

ADVISORY VOTE ON THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is required to provide shareholders with the opportunity to cast an advisory vote on compensation to our Named Executive Officers as reported in this proxy statement (sometimes referred to as “say on pay”). Accordingly, the following resolution will be presented to the shareholders at the annual meeting:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, in the Company’s proxy statement for the 2011 annual meeting of shareholders.”

This advisory vote is nonbinding on the Company; however, the Board and the Executive Compensation Committee, which is comprised of independent directors, will take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail below under the section entitled “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to tie pay to performance. For the most recent fiscal year the Company reported consolidated earnings before interest and taxes of $166,656,000 and earnings per share of $(0.81), which were below the Company’s threshold expectations when financial performance objectives underlying annual and long-term incentive awards maturing for fiscal year 2011 had been set. As a result of this performance, the Company’s executive officers did not receive any incentive compensation payments based on financial performance metrics for fiscal year 2011 under our annual incentive compensation plan or under the long-term performance-contingent share units awarded in fiscal year 2010 and 2011 with vesting based on fiscal year 2011 performance.

The restricted stock units awarded in fiscal year 2011 establish a retention incentive for the executive officers, while the grants of premium-priced non-qualified stock options to certain of the Named Executive Officers, which though awarded just prior to fiscal year end are intended as the long-term incentive compensation award to those Named Executive Officers for fiscal year 2012, will return significant value to these executive officers only in the event of superlative performance.

The Company is implementing changes to its executive compensation program for fiscal year 2012 to further tie pay to performance. For fiscal year 2012, the annual incentive compensation plan focuses solely on Company performance and does not include any provision for a payout based on subjective performance measures for each individual.

We believe that our compensation program, with its balance of short-term incentives and long-term incentives and of cash and equity compensation, along with share ownership requirements, reward sustained performance that is aligned with long-term shareholder interests. We have concluded that the compensation paid or awarded to each executive officer for the most recent fiscal year was reasonable and appropriate. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act, the Company is further required to provide shareholders with the opportunity to cast an advisory vote on whether future advisory votes on executive compensation should be held every one year, every two years or every three years.

The Board believes that a frequency of “every one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote to permit the shareholders to express their view on this matter at each annual meeting.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.

This advisory vote on the frequency of the “say on pay” vote is nonbinding on the Company. However, the Board and the Executive Compensation Committee will take into account the outcome of the advisory vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY ONE YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Alliance One is principally engaged in the intensely competitive, cyclical and challenging business of purchasing, processing, storing and selling leaf tobacco in the United States, Africa, Europe, South America and Asia, which involves a significant degree of global complexity and risk. Fiscal year 2011 was a particularly challenging year marked with a rapidly changing business environment forcing the Company to implement several strategic initiatives to better position the Company to serve its customers consistent with the evolving market environment.

For fiscal year 2011, the Company reported consolidated earnings before interest and taxes of $166,656,000 and earnings per share of $(0.81), which were below the Company’s threshold expectations when financial performance objectives underlying annual and long-term incentive awards maturing for fiscal year 2011 had been set. As a result, the Company’s executive officers did not receive any incentive compensation payments based on financial performance metrics for fiscal year 2011 under our annual incentive compensation plan or under the long-term performance-contingent share units awarded in fiscal years 2010 and 2011 with vesting based on fiscal year 2011 performance.

At the end of the third fiscal quarter, the Company realigned its organization and strengthened its management team to address the changing business models of its customer base and reallocated resources to increase efficiency and better support its core business functions. Effective December 14, 2010, Robert E. Harrison stepped down as Chairman, President and Chief Executive Officer, and the Board of Directors named Mark W. Kehaya, a member of the Board of Directors, as Chairman and Interim Chief Executive Officer and promoted J. Pieter Sikkel to President. The Company’s Chief Financial Officer Robert A. Sheets received the additional title and responsibilities of Chief Administrative Officer.

In connection with Mr. Kehaya’s service as Interim Chief Executive Officer, the Company has entered into a Consulting Agreement with Meriturn Partners, LLC (“Meriturn”) and Mr. Kehaya. Mr. Kehaya is a partner of Meriturn. Under the Consulting Agreement, the Company has agreed to pay Meriturn $45,375 per month for Mr. Kehaya’s services. Mr. Kehaya has not received any other compensation and does not participate in any other compensation plan or program of the Company in connection with his service as Interim Chief Executive Officer, though he is eligible for equity awards under the Company’s 2007 Incentive Plan. In light of the unique interim nature of Mr. Kehaya’s current service as Chief Executive Officer, his compensation arrangement differs from the general compensation structure for the Company’s other executive officers. The Committee has discussed with Mr.

Kehaya appropriate equity awards to be made in connection with his service as Interim Chief Executive Officers, however as of the date of this proxy statement no such awards have been made. In addition, the Committee recognizes that Mr. Kehaya’s beneficial ownership of approximately 4.53% of the outstanding shares of the Company’s common stock is an existing incentive for performance to enhance the value of the Company.

In connection with Mr. Harrison’s departure, the Company entered into a separation agreement to address matters in connection with his cessation of service in light of the terms of his existing employment agreement. The terms of the separation agreement with Mr. Harrison, as well as the consulting agreement with Meriturn and Mr. Kehaya, are described below in the section entitled “Employment and Consulting Agreements.”

Compensation Philosophy and Core Principles

The Company believes that its ability to attract, motivate and retain permanent senior executives is significantly influenced by the quality and competitiveness of our compensation and benefits programs. The primary objectives of Alliance One’s compensation and benefit programs are:

•	to enhance the recruitment and retention of executive talent;

•	to support a pay-for-performance culture which encourages and rewards the achievement of Company and individual objectives; and

•	to reinforce Alliance One’s commitment to enhance long-term shareholder value.

The Company seeks to accomplish such objectives while maintaining a cost-effective structure that is aligned with the interests of its shareholders. To meet these objectives the compensation programs must be competitive and reflect an appropriate balance of performance-based versus fixed and cash versus equity compensation. The Executive Compensation Committee (the “Committee”) of the Board of Directors regularly reviews the compensation programs based on strategy and the market to ensure alignment with the core compensation principles and objectives of the Company. Accordingly, the compensation mix may vary over time and among executives. Overall compensation levels are targeted at the median of competitive practice, but actual pay earned varies based on Company and individual performance.

Process and Procedure for Determining Compensation of Executive Officers

The Board of Directors has charged the Committee with the responsibility for establishing and overseeing executive compensation for the executive officers. As part of this responsibility, the Committee, along with the other Independent Directors, also evaluates the performance of the CEO and has historically determined the CEO’s compensation based on such performance assessment as well as Alliance One’s compensation philosophy.

Under its charter, the Committee is responsible for selecting and retaining its advisors. For fiscal year 2011, the Committee retained Radford, an Aon Hewitt Consulting company (“Radford” or the “Consultant”) as a third-party advisor to provide advice, research, evaluation and design services related to executive compensation. During fiscal year 2011, Radford provided no services to the Company other than the executive compensation consulting services provided to the Committee. Radford reported directly to the Committee and met regularly with the Committee Chair and the Committee both with and without management present. Based on independent data provided by Radford, as well as individual performance evaluation results, the then CEO made recommendations to the Committee for the base salary and incentive compensation opportunities of all executive officers other than himself early in the fiscal year and the Interim Chief Executive Officer made recommendations following the end of the fiscal year regarding the performance of the other executive officers.

For fiscal year 2011, in determining and assessing the compensation levels and structure, other than compensation to Mr. Kehaya, the Committee reviewed and considered market data and information provided by Radford, individual compensation tally sheets prepared by the Company showing a summary total of all elements of compensation, individual performance evaluation results and recommendations from the CEO. In addition, given the limited number of direct competitors for which data is available, the market data provided by Radford was obtained from independent published compensation surveys as well as from a selected group of peer companies satisfying one or more of the following criteria:

•	Direct competitor;

•	Similar size and operating characteristics to the Company based on market capitalization, international scope, business model and revenue;

•	Companies we believe we may compete with for executive officers; and

•	Companies providing services to our customers

For fiscal year 2011, the following nine companies were selected by the Committee for use as the group of peer companies:

The Andersons, Inc.	Rock-Tenn Company	Universal Corporation
Corn Products International, Inc.	Spartan Stores, Inc.	United Natural Foods, Inc.
Nash Finch Company	Schweitzer-Mauduit International, Inc.	Wausau Paper Corporation

Other than with respect to Mr. Kehaya, the Committee uses a consistent approach in setting compensation opportunities for all executive officers but also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances associated with each executive. Although the Committee reviews the compensation practices of the companies in the peer group, the Committee does not adhere to strict formulas or survey data to determine the mix or absolute value of compensation components. Instead the Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each of these named executive officers as well as the Company’s overall financial and competitive performance. The Committee also reviews composite market data from independent published compensation surveys, as noted above, which provides general background information. However, the Committee’s benchmarking analysis focused on data with respect to the peer group of companies named above when making compensation policies and decisions.

Elements of Compensation

Other than with respect to Mr. Kehaya, the core elements of compensation for the executive officers, including the other Named Executive Officers of Alliance One, are described in the following table:

Element	Description	Objective
Base salary (typically 30% - 40% percent of an officer’s target compensation)	Fixed compensation typically set within range of market median

•    Provides base economic security at a level consistent with competitive practices

•    Reflects role and responsibility of executive

•    Affected by individual performance, experience, level of responsibility and future potential.

Annual incentives (typically 20% - 25% of an officer’s target compensation)	Variable cash compensation linked to corporate and individual objectives Actual payment based on performance	• Provides alignment to annual operating strategy through corporate objectives • Aligns with individual performance via individual objectives
Long-term incentives (typically 40% - 50% of an officer’s target compensation)

Long-term equity compensation

For fiscal year 2011, compensation provided via performance share units and performance based restricted stock units. In addition, premium-priced stock options were granted at the end of FY2011 which are considered grants for FY2012.

• Provides link to shareholder value creation • Motivates and rewards for financial performance over a sustained period • Fosters retention of key employees
Benefits and Perquisites	Healthcare Life and disability insurance Retirement and pension plans Basic benefit participation offered to other employees	• Ensure employee health, welfare, and retirement needs • Fosters retirement and savings planning • Provides retirement security

Base Salaries

Base salaries serve as the foundation of Alliance One’s compensation program, as the majority of other compensation elements are generally determined as a percentage of base salary. Base salary levels are targeted to approximate the median salary of those presented in the competitive market data. However, an individual’s actual salary may deviate from the market median based on the Committee’s subjective evaluation of a number of factors, including the role and nature of the job relative to market information as well as the individual’s performance, tenure and qualifications. Base salaries are adjusted periodically (typically in April at the start of the fiscal year), based on competitive market changes, individual and corporate performance, modifications in job responsibilities, the executive’s position within his or her respective salary range and the Committee’s subjective assessment of the executive’s future potential and value to the Company.

For fiscal year 2011, base salaries for all executive officers were frozen at the same level as fiscal year 2010, other than the executive officers who received promotions or job changes at the time of the management reorganization in December 2010. For fiscal year 2011, the following salaries were approved in April 2010 for each of the officers listed in our Summary Compensation Table (the “Named Executive Officers”), which are at or below the market median when compared to the median salary of those presented in the competitive market data:

Fiscal Year 2011 Base Salaries approved April, 2010

Name	FY2010 Base Salary	FY2011 Base Salary	% Increase
Mark W. Kehaya	n/a	n/a	0.0%
Robert A. Sheets	$350,000	$350,000	0.0%
J. Pieter Sikkel	$315,000	$315,000	0.0%
J. Henry Denny	$300,000	$300,000	0.0%
Henry C. Babb	$310,000	$310,000	0.0%
Robert E. Harrison	$682,500	$682,500	0.0%

On January 1, 2011, Messrs. Sheets and Mr. Sikkel received base salary increases to $375,000 each to recognize Mr. Sheet’s job change to Executive Vice President, Chief Financial Officer and Chief Administrative Officer and Mr. Sikkel’s promotion to President. Consistent with our compensation strategy, the increases in base salary for Messrs. Sheets and Sikkel were determined based on competitive market data provided by Radford, their new job responsibilities and the Committee’s subjective assessment of their future potential and value to the Company.

As noted above, Mr. Kehaya does not receive a salary from the Company, and pursuant to the Consulting Agreement, the Company has agreed to pay Meritun $45,375 per month (or, $520,500 per year) for Mr. Kehaya’s services.

Incentives

Alliance One places emphasis on performance-driven pay delivered through short- and long-term incentives. Below are details describing the Company’s annual and long-term incentive plans.

Annual Incentives

The purpose of the annual incentive plan is to reward the achievement of key corporate financial and strategic objectives that lead to business growth and increased shareholder value, as well as to reward individual performance and leadership. For fiscal year 2011, the Committee adopted the Management Incentive Plan (the “MIP”), pursuant to which executive officers, other than Mr. Kehaya, were eligible for cash bonus awards. Annual incentive opportunities under the MIP are targeted at the median of competitive market data and actual awards reflect the achievement of both Company and individual goals. Annual incentives under the MIP are structured to provide for varying target award opportunities expressed as a percentage of annual base salary with the target award opportunity percentage increasing the higher an executive officer’s position is within the Company.

Each year management presents to the Board an operating strategy and financial plan for the year. The Committee, with input from its compensation consultant and management, establishes and approves the MIP’s key performance measures and corporate goals for the year. For fiscal year 2011 the MIP based 80% of each executive’s award opportunity on overall Company performance and 20% on individual performance objectives. Company performance was measured using an equally weighted combination of (a) consolidated earnings before interest and taxes (“EBIT”), and (b) a consolidated “economic profit” measure based on earnings less the opportunity cost of the net assets employed in the business and after certain adjustments. The Company believes that these measures closely align with shareholder value creation. The Company performance goals are expressed as “threshold,” “target,” and “maximum” objectives for the executives and serve as a benchmark for assessing each executive’s performance for the fiscal year. “Threshold” is the minimum level of performance at which MIP awards begin. Achievement of the “target” goal is rewarded at 100% of the target bonus opportunity. Achievement at “maximum” results in 200% of target bonus opportunity. Performance between “threshold” and “target,” or “target” and “maximum” is interpolated. The Committee generally intends to set Company performance targets so that the difficulty of achieving the target is consistent from year to year, with a 40% to 60% probability that target performance will be achieved.

For fiscal year 2011, the Committee approved a maximum potential payout under the MIP for the Company performance component of two times the target award. The individual performance component allows a maximum bonus opportunity of 100% of target payout potential. Evaluation of performance against the individual objectives is based primarily on qualitative factors and therefore is subjective. For fiscal year 2011, target payouts for the named executive officers, other than Mr. Kehaya, ranged from 60% to 100% of base salary with maximum payouts ranging from 108% to 180% of base salary. The Committee maintains sole discretion to award annual incentives under the MIP if the performance targets are achieved.

For fiscal year 2011, the Committee approved the following Company performance goals for the MIP:

(000's)	Threshold	Target	Maximum	FY2011 Actual Results
EBIT (1)	195,000	225,000	255,000	166,656
Economic Profit (Loss) (2)	(25,000)	0	25,000	(72,152)

(1)	EBIT is the Company’s consolidated earnings before interest and taxes after certain adjustments for the period.
(2)	Economic Profit is the consolidated earnings before interest and taxes after certain adjustments, minus a capital charge multiplied by average funds employed.

Each participating executive officer’s annual incentive bonus is also dependent upon the achievement of key performance objectives (“KPOs”) related to individual performance. Individual KPOs are established for the executive at the beginning of the year starting with those for the CEO, which are the main objectives for driving the business towards meeting its operating and/or strategic plans. Once the CEO’s KPOs are approved by the Independent Directors, they are cascaded throughout the organization. KPOs for the CEO’s direct reports are reviewed by the Committee. Although individual performance objectives are tailored to each executive’s role and responsibilities, they generally included measures related to leadership development and succession planning, capital budgeting and planning, debt reduction and improved operating efficiencies. The Committee may give consideration to approving payment of the KPO component of the annual incentive in the event the Company performance goals do not meet the threshold goal.

For fiscal year 2011, the Company’s EBIT or Economic Profit levels were below the thresholds set by the Committee. Therefore, no payouts for financial metrics were awarded. In addition, due to the overall financial performance of the Company in fiscal year 2011, the Committee did not award the payout for the achievement of any individual performance objectives for Executive Officers. The 2011 MIP award opportunities and the actual annual incentive award payouts for each of the Named Executive Officers are presented below:

FY2011 MIP Awards

Name	MIP Target Opportunity (%)	MIP Target Opportunity ($)	MIP Maximum Opportunity ($)	MIP Actual Award ($)
Mark. W. Kehaya	n/a	n/a	n/a	n/a
Robert A. Sheets(1)	80%	$285,000	$513,000	$0
J. Pieter Sikkel(1)	75%	$247,500	$445,500	$0
J. Henry Denny	75%	$225,000	$405,000	$0
Henry C. Babb	60%	$186,000	$334,800	$0
Robert E. Harrison	100%	$511,875	$921,375	$0

(1)	Messrs. Sheets and Sikkel received base salary increases effective January 1, 2011. Their annual incentive compensation opportunities were prorated to reflect the change in base salary.

Long-Term Incentive Compensation

Long-term incentives comprise a significant portion of an executive’s compensation. The purpose of long-term incentive compensation is to build share ownership among key employees and to closely align the interests of management and shareholders by creating a long-term view of performance and value creation.

In August 2007, the shareholders approved the Alliance One International, Inc. 2007 Incentive Plan (the “2007 Incentive Plan”). The Committee administers this plan as the principal means to provide long-term incentives to the Company’s executive officers and certain other officers and key employees, and in doing so, annually monitors the overall dilution level and run-rate of shares issued under the plan. All equity grants are approved by the Committee before being issued. The Company does not time or plan to time its release of material non-public information for the purpose of affecting the value of executive compensation.

In fiscal year 2010, the Company awarded performance-contingent share units to the then executive and senior officers of the Company, which did not then include Mr. Kehaya. The performance share unit awards were to be earned if certain company-wide performance criteria were met at the end of a two-year performance period.     The performance measure used for the fiscal year 2010 performance share unit awards was Earnings Per Share (“EPS”) for fiscal year 2011.     EPS for this purpose means fully diluted earnings per share from continuing operations, as reported in the Company’s audited financial statements.     The performance levels were expressed as “threshold,” “target,” and “maximum,” with the actual number of shares to be earned contingent upon EPS for fiscal year 2011. If EPS was below the threshold level, no shares would be earned. To the extent the EPS exceeded the threshold performance, varying amount of shares of common stock up to the maximum will be earned. The Committee, in its discretion, was authorized to decrease the number of performance share unit awards earned in recognition of other performance factors that the Committee deemed relevant.

The threshold EPS level for the awards was $1.10, the target was $1.20 and the maximum was $1.40. The Company’s EPS for the period was $(0.81) per share. Accordingly, none of the performance-contingent share units awarded in fiscal year 2010 vested. The following table sets forth the amount of these long-term incentive award opportunities granted to each of the participating Named Executive Officers and number of shares earned:

FY2011 Performance-Contingent Share Vesting

Name	Grant Date	Shares Granted at Maximum	Shares Earned
		# Shares	Shares #
Mark W. Kehaya	n/a	n/a	n/a
Robert A. Sheets (1)	6/18/2009	150,000	0
	8/6/2009	2,550	0
J. Pieter Sikkel	6/18/2009	109,650	0
J. Henry Denny (2)	6/18/2009	64,050	0
	7/21/2009	22,950	0
Henry C. Babb	6/18/2009	97,200	0
Robert E. Harrison (3)	6/18/2009	150,000	0
	8/6/2009	265,650	0

(1)	Mr. Sheets was awarded 100,000 shares on June 18, 2009 and an additional 1,700 shares on August 6, 2009 to achieve his targeted long-term incentive value.
(2)	Mr. Denny was promoted to Executive Vice President – Global Operations on July 21, 2009. He was awarded 42,700 shares on June 18, 2009 and an additional 15,300 shares on July 21, 2009 related to his promotion.
(3)	Mr. Harrison was awarded 100,000 shares on June 18, 2009 and an additional 177,100 shares on August 6, 2009 to achieve his targeted long-term incentive value. He separated from the Company on December 14, 2010 and all unvested performance shares were forfeited at termination.

During fiscal year 2011, the Company awarded performance-contingent share units, cliff-vesting restricted share units, installment-vesting restricted stock units and premium-priced non-qualified stock options to the Named Executive Officers, other than Mr. Kehaya, and other senior officers. The performance share unit awards are earned if certain cumulative company-wide performance criteria are met over a three-year performance period ending March 31, 2013. The restricted stock unit awards under the fiscal year 2011 long-term incentive plan were granted with cliff vesting at the end of the third year following the date of grant and additional, one-time, awards were made which vest incrementally over a three-year period. The premium-priced non-qualified stock options were awarded on March 24, 2011 and are intended as the long-term incentive plan compensation component for fiscal year 2012 compensation awards.

The Committee typically awards long-term incentives in amounts it believes appropriate to attain an overall mix of target compensation for a particular executive that is in line with competitive market data, with the value of such long-term incentives being initially targeted at the median of the competitive market value for executives in its peer group companies. For fiscal year 2011 (other than with respect to the premium-priced non-qualified stock options which are intended as the long-term incentive plan compensation component for fiscal year 2012 and the installment-vesting restricted stock unit awards), the number of awards granted was calculated by dividing the target value of long-term incentives by the 50-day average of the closing price of AOI stock as of the date of grant ($3.78).

The table below shows the fiscal year 2011 incentive plan awards granted to the Named Executive Officers in fiscal year 2011 (other than the premium-priced non-qualified stock options and installment-vesting restricted stock awards), along with the targeted long-term incentive value:

FY2011 Long-Term Incentive Plan Awards

Name	Target Total LTI Value	Estimated Future Payouts Under the Performance - Contingent Awards Granted 10/18/2010 (1)			Restricted Stock Units Granted 10/18/2010
	($)	33% (#)	100% (#)	200% (#)	(#)
Mark W. Kehaya	n/a	n/a	n/a	n/a	n/a
Robert A. Sheets	$472,500	27,500	83,333	166,666	41,667
J. Pieter Sikkel	$453,600	26,400	80,000	160,000	40,000
J. Henry Denny	$453,600	26,400	80,000	160,000	40,000
Henry C. Babb	$170,100	9,900	30,000	60,000	15,000
Robert E. Harrison (2)	$1,512,000	0	0	0	100,000

(1)	The actual number of shares that will be earned at the end of the performance period, if any, cannot be determined because the shares earned will be based upon our future performance.
(2)

Mr. Harrison separated from the Company on December 14, 2010; all unvested performance contingent awards were forfeited at termination. Per the grant agreement and his separation agreement, Mr. Harrison received $22,891 as settlement for 5,556 shares using the closing price of AOI stock as of the date prior to his termination date ($4.12), which was a pro-rata share of the award based on the ratio of the number of whole months he remained in the continuous employ of the Company from the date of award through the date of termination to a 36-month vesting period.

The performance measure used for the fiscal year 2011 performance-contingent share unit awards is based on a performance matrix comprised of the Company’s EBITDA and Net Debt at the end of the Performance Periods. EBITDA for this purpose means the term in the credit agreement dated July 2, 2009 among the Company, certain of its subsidiaries, the lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent, as such credit agreement has been amended and may further be amended from time to time, with any adjustments as may be determined by the Committee in its sole and absolute discretion, regardless of whether any such adjustment increase or decreases EBITDA as would otherwise be determined at the end of the performance period. Net Debt for this purpose means the sum of the Company’s consolidated long-term debt, current maturities of long-term debt and notes payable to banks minus the Company’s consolidated cash and cash equivalents at the end of the performance period.

The performance share unit awards earned will depend on the Company’s performance for three separate performance periods—the fiscal year ended March 31, 2011, the two fiscal-year period ending March 31, 2012 and the three fiscal-year period ending March 31, 2013—against a performance matrix of cumulative EBITDA for the period and Net Debt at period end. If performance is sufficient to register on the matrix for fiscal year ending March 31, 2011 and/or the two fiscal-year period ending March 31, 2012, the company will pay out one-sixth of the award earned on the performance matrix (i.e., one-half of one-third of the total award) for that performance period. Any shares earned, net of taxes, must be held until the end of the three-year performance period and the final award earned will be net of any interim awards earned. The Committee, in its discretion, may adjust the number of performance share unit awards earned in recognition of other performance factors that the Committee deems relevant.

The performance matrix is designed to reflect a probability of success and level of difficulty for meeting the goals. There is a risk that no shares will be earned or vest at all or will be earned or vest at less than 100% of the target amount. These performance criteria were set by the Committee in October 2010 to encourage performance by executive officers and to achieve the Compensation Committee’s compensation objectives. Additionally, because the matrix was established with objectives for cumulative EBITDA and Net Debt reductions for the full three-year performance period, the Committee anticipated that it would be very unlikely that any shares would vest under these awards for fiscal year 2011—that is, with only one year in which to reach three–year cumulative EBITDA and Net Debt reduction targets. Based on EBITDA and Net Debt levels for and at the end of fiscal year 2011, no shares vested under the performance-contingent share unit awards for fiscal year 2011.

The restricted stock units set forth in the table above cliff vest three years after the date of grant in the event that the executive officer is still employed by the Company at that time. Upon vesting, one share of common stock is delivered for each vested unit. In addition to providing an incentive to increase the value of the Company’s common stock, these units also provide for the retention of executive officers.

In addition, in fiscal year 2011 the Committee also approved one-time supplemental awards of restricted stock units to certain Named Executive Officers and senior officers of the Company to recognize ongoing contributions to the Company. These restricted share units will vest 50% on October 18, 2011, 25% on October 18, 2012 and 25% on October 18, 2013 if the officer is employed on the date of vesting. Upon vesting, one share of common stock is delivered for each vested unit. The table below shows the supplemental restricted stock units granted to the Named Executive Officers in fiscal year 2011:

Supplemental Restricted Stock Unit Awards

Name	Granted 10/18/2010
(#)
Mark W. Kehaya	n/a
Robert A. Sheets	35,000
J. Pieter Sikkel	27,000
J. Henry Denny	27,000
Henry C. Babb	24,000
Robert E. Harrison (1)	90,000

(1)	Mr. Harrison separated from the Company on December 14, 2010; per the grant agreement and his separation agreement, Mr. Harrison received $20,600 as settlement for 5,000 shares using the closing price of AOI stock as of the date prior to his termination date ($4.12), which was a pro-rata share of the award based on the ratio of the number of whole months he remained in the continuous employ of the Company from the date of award through the date of termination to a 36-month vesting period.

Following the management reorganization in December 2010, the Committee has continued to work with Radford in reviewing Alliance One’s compensation programs in light of the Company’s strategic goals and operating strategy and competitive market practices to drive more of a pay-for-performance culture in the Company. In addition to the changes that are detailed in the “—Fiscal Year 2012 Compensation Planning” section below, the Committee approved the grant of non-qualified stock options granted with a strike price substantially above the market price of the Company’s stock at the time of the grant to certain Named Executive Officers and senior officers of the Company on March 24, 2011 as fiscal year 2012 long-term incentive plan awards. The non-qualified stock options were awarded with an above-market grant price of $6.00 per share (the closing price of the Company’s common stock on the date of grant was $3.97), vesting 20% each year for 5 years from date of grant with a 10-year term. The following table shows the non-qualified stock options granted to the Named Executive Officers in fiscal year 2011:

Non-Qualified Stock Option Awards

Name	Granted 3/24/2011
(#)
Mark W. Kehaya	n/a
Robert A. Sheets	500,000
J. Pieter Sikkel	500,000
J. Henry Denny	350,000
Henry C. Babb	n/a
Robert E. Harrison	n/a

Executive officers are subject to minimum stock ownership guidelines. The guidelines call for the Chief Executive Officer to own at least 250,000 shares, Executive Vice Presidents to own at least 100,000 shares, and Senior Vice Presidents to own at least 50,000 shares within five years of their appointment as an executive officer. Two of the Named Executive Officers have met their guidelines, while the remaining three Named Executive Officers who remain employed by the Company have been executive officers for less than five years are each making progress towards reaching the threshold established by the guidelines as illustrated in the table below:

Name	Ownership Guidelines	# Shares Owned as of 3/31/2011
Mark W. Kehaya	250,000	3,929,482
Robert A. Sheets	100,000	54,826
J. Pieter Sikkel	100,000	33,618
J. Henry Denny	100,000	29,452
Henry C. Babb	50,000	67,585

Clawback in the Event of Prohibited Activity

The Company’s long-term incentive award grant agreements include a recoupment or “clawback” provision. The purpose of the clawback provision is to permit the Committee, in its discretion, to cancel, rescind, cause the forfeiture of or otherwise limit or restrict any earned or unearned long-term incentive awards, and potentially to recover damages or adjust awards, in the event the Committee determines that a participant in the long-term incentive plan has engaged in defined prohibited activity, including without limitation violation of the Company’s Code of Business Conduct and/or any law that injures or damages the business reputation or prospects of the Company, or intentional misconduct that causes or materially contributes to a substantial restatement of the Company’s financial statements.

Other Benefits and Perquisites for the Chief Executive Officer and Executive Officers

As part of its total compensation package, Alliance One provides Named Executive Officers, other than Mr. Kehaya, with the same benefit package available to all salaried employees. The benefits package includes a cash balance pension plan and a qualified 401(k) plan. Executive officers participate in these plans on the same terms as other salaried employees. The ability of executive officers to participate fully in these plans is limited under Internal Revenue Code and ERISA requirements. In fiscal year 2008, as a part of its review of the Company’s non-qualified pension plans, the Committee engaged Mercer (US) Inc.’s Retirement Planning Group to undertake a market study of these plans. The Mercer study determined that the existing plans were above market and therefore to align these plans with the Company’s compensation philosophy, the Committee froze these existing defined benefit nonqualified restoration plans (the AOI Supplemental Executive Retirement Plan and the Pension Equity Plan) and replaced these enhanced pension benefit plans with a nonqualified defined contribution pension plan (SRAP) resulting in generally lower but consistent benefit levels that the Company believes are market competitive and cost effective. The Named Executive Officers, with the exception of Mr. Kehaya, are participants in the SRAP.

Alliance One provides other limited perquisites which are generally provided through the Company’s relocation and mobility policies. These policies are intended to facilitate the movement of company personnel around the globe to meet critical staffing needs and may allow for gross-up adjustments on certain compensation and benefits provided under the policies. The Committee believes market-based relocation and international mobility policies are important for an international company with a presence in over 30 countries and employees that are frequently asked to move to other locations.

Employment and Consulting Agreements

On March 25, 2011, the Company entered into a Consulting Agreement with Meriturn Partners, LLC (“Meriturn”) and Mark Kehaya to provide the terms and conditions for the provision of the services of Mr. Kehaya as a consultant and interim Chief Executive Officer of the Company. The Consulting Agreement provides that it is effective as of December 1, 2010 and that Mr. Kehaya’s services as consultant and interim Chief Executive Officer are effective as of December 14, 2010. The Consulting Agreement has a term of 12 months, which term automatically renews for successive three month periods unless any party gives notice in writing 30 days prior to the scheduled expiration. Pursuant to the Consulting Agreement, the Company has agreed to pay Meriturn $45,375 per month for Mr. Kehaya’s services.

During the most recent fiscal year, the Company had employment agreements with two of the Named Executives Officers– Messrs. Harrison and Babb. These contracts were provided prior to, or in connection with, the Merger and generally addressed the individual’s role and responsibilities as well as their rights to compensation and benefits. On April 7, 2011, the Company and Mr. Babb amended his employment agreement to provide for the termination of Mr. Babb’s responsibilities as Corporate Secretary as of December 31, 2010 and as Senior Vice President – Chief Legal Officer on March 31, 2011 and for the commencement, effective April 1, 2011, of responsibilities as Chief Compliance Officer. The amended employment agreement provides for an annual base salary of $314,000, which may not be reduced during the term of Mr. Babb’s employment. In the amendment, the Company has notified Mr. Babb that his employment will be terminated involuntarily, without “cause” (as defined), as of the close of business on March 31, 2012, at which time he will be entitled to receive the benefits with respect to such a termination under his existing employment agreement, which are described below in greater detail under the section entitled “Potential Payments Upon Termination or Change-in-Control—Employment Agreements,” and include 24-months of severance payments and continued participation in health benefits. The amended employment agreement provides that these benefits shall be paid to Mr. Babb’s spouse in the event of his death prior to the receipt of all severance payments. The amended employment agreement also provides that, prior to March 31, 2012, Mr. Babb’s employment may be terminated only for cause and that within four business days following the termination of Mr. Babb’s employment, the Company will pay to Mr. Babb, for each outstanding restricted stock unit award held by Mr. Babb and vested as of the date of termination, an amount equal to the per share closing price of the Company’s common stock on the date of termination.

Mr. Harrison’s employment agreement with the Company provided for severance and other matters in connection with the cessation of Mr. Harrison’s employment with the Company. In connection with Mr. Harrison’s resignation, in December 2010 Mr. Harrison and the Company entered into a separation agreement and supplemental release of claims. Pursuant to the terms of the separation agreement and supplemental release, in consideration for a release of claims from Mr. Harrison and Mr. Harrison’s agreement to non-competition, non-solicitation, non-disparagement and confidential information covenants, Mr. Harrison, among other things, became entitled to receive, subject to the terms and conditions thereof:

•

an amount of $3,165,876 representing Mr. Harrison’s severance payment under his employment agreement, which equals two times his base salary plus the average of the annual bonuses paid to him for fiscal years 2010 and 2009;

•	an amount of $112,192, representing 60 days of Mr. Harrison’s base salary in lieu of notice;

•	a pro rata bonus for the 2011 fiscal year if the Company were to pay bonuses for the 2011 fiscal year under the Company’s 2011 Management Incentive Plan;

•

a monthly payment under the Alliance One International Inc. Supplemental Executive Retirement Plan of $27,358.86 commencing on February 1, 2019, and ending at his death (after his death, his spouse (if she survives him) would be entitled to a monthly payment of $13,679.43 for her remaining lifetime); and

•	an amount of $43,491 in full satisfaction of the Company’s obligations with respect to the 190,000 restricted stock units granted to Mr. Harrison on or about October 18, 2010.

In addition, pursuant to the separation agreement, stock options held by Mr. Harrison with an exercise price equal to or less than the fair market value of the underlying shares on the close of business on December 14, 2010 that were vested on that date remain exercisable until 24 months following December 14, 2010 or, if sooner, the date the options expire. Any stock options that were not vested or that had an exercise price greater than the fair market value of the underlying shares as of the close of business on December 14, 2010 were cancelled. Any vested amounts payable to Mr. Harrison under the Alliance One Savings and Profit Sharing Plan, the Alliance One International Inc. Supplemental Retirement Account Plan, the Alliance One International Inc. Pension Plan and the Standard Commercial Corporation Supplemental Executive Retirement Plan, remained vested and payable in accordance with the terms of such plans. The separation agreement also clarified that Mr. Harrison’s rights with respect to outstanding performance-based stock units and performance shares were extinguished.

Pursuant to the terms of the supplemental release, in consideration for a release of claims from Mr. Harrison, Mr. Harrison will receive certain health care benefits and reimbursement of certain life and disability insurance premiums paid by Mr. Harrison for a period of up to 30 months pursuant to the existing terms of his employment agreement.

Severance Agreements and Change in Control (“CIC”) Policy

Effective November 4, 2008, the Company terminated all outstanding change in control agreements, with the exception of those change-in-control provisions included as components of the employment agreements with Messrs. Harrison and Babb, which have been subsequently amended as described above. The Committee does not currently intend to use employment or change-in-control agreements as a compensation tool or benefit, but reserves the right to do so should a change in facts and circumstances warrant a change in policy need arise.

Tax and Accounting Considerations

The Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Alliance One and the Committee intend to administer the compensation plans in a manner that maintains an appropriate cost structure and is aligned with shareholder interests.

Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers, unless the compensation is based on objectively determined performance criteria pursuant to a plan approved by shareholders. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m). Although the Committee has structured the compensation program for executive officers based on various performance criteria as described above, certain aspects of the program do not comply with the requirements for deductibility under Section 162(m). The Committee has determined that it is essential in achieving the compensation objectives discussed above to retain the flexibility to exercise subjective judgment in assessing an executive officer’s performance. The Committee believes that the achievement of Alliance One’s general compensation policies and objectives, which it believes requires this flexibility, best serves shareholders’ interests.

Fiscal Year 2012 Compensation Planning

The Committee has continued to work with Radford in reviewing Alliance One’s compensation programs in light of the Company’s strategic goals and operating strategy and competitive market practices. The overall purpose of this review is to ensure Alliance One’s compensation programs continue to align with the core compensation principles and objectives of the Company while maintaining a cost-effective structure that is aligned with the interests of our shareholders.

The following is a summary of plan design changes that have either been made or are in the process of being made for fiscal year 2012:

Annual Incentives

To emphasize a pay-for-performance culture, the Committee has approved a new annual incentive plan. The plan provides for differing performance measures for different employee groups depending on level in the organization. The new annual incentive plan for the top three executive employees, namely Mr. Sheets, Mr. Sikkel and Mr. Denny, and other senior managers focuses solely on Company performance and does not include any provision for individual performance objectives.

The plan for the top three executive employees provides a target award opportunity of 100% of base salary with absolute target metrics. For fiscal year 2012, the target metrics are EBITDA and a debt-to-earnings ratio as adjusted. If both targets are achieved, the participant will receive payout of 100% of base salary. If EBITDA exceeds the target, the payout ratio will be adjusted upwards on a percentage basis capped at a maximum of 200% of the target award.

The plan for other senior managers is based on corporate targets to emphasize the need for our global key managers to work together for the benefit of the entire organization. Participants have a target award opportunity of either 60% or 50% of base salary depending on their level of responsibility in the organization. Performance metrics are driven by the annual operating plan and for fiscal year 2012 will consist of EBIT and Economic Profit, equally weighted. In order for the plan to payout, both EBIT and Economic Profit must trigger and the payouts must be approved by the Committee. In addition, the payout to an individual may be reduced in the event of any performance issue regarding that individual.

Long-Term Incentives

The Committee has awarded above-market price non-qualified stock options for senior executives, including the certain executive officers as described above. The Committee believes that the above-market price option grants create a stronger link between pay and performance while providing incentive for key employees to grow share price, providing added value for our shareholders.

Report of the Executive Compensation Committee

The Executive Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Executive Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Compensation Committee:

Nigel G. Howard, Chairman

Joseph L. Lanier, Jr.

Norman A. Scher

Martin R. Wade, III

Executive Compensation Tables

The following tables reflect the compensation for the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers who were serving as such at March 31, 2011 and any other person serving as CEO or CFO during the most recent fiscal year. Collectively, the above individuals are the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and NQ Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Mark W. Kehaya (6)	2011	$181,500	$53,106	n/a	n/a	n/a	$49,792	$284,398
Chairman and Interim Chief Executive Officer
Robert A. Sheets (7)	2011	$356,250	$734,400	$977,008	$0	$28,712	$3,625	$2,099,995
Executive Vice President, Chief Financial Officer and Chief Administrative Officer	2010	$350,000	$432,477	n/a	$401,915	$44,140	$5,100	$1,233,632
	2009	$310,000	$342,402	n/a	$370,709	$0	$51,667	$1,074,778

J. Pieter Sikkel (8)	2011	$330,000	$674,730	$977,008	$0	$11,640	$206,035	$2,199,413
President	2010	$315,000	$311,406	n/a	$340,200	$11,141	$301,131	$1,278,878
	2009	$300,000	$264,624	n/a	$332,955	$3,021	$324,710	$1,225,310
J. Henry Denny	2011	$300,000	$674,730	$683,906	$0	$105,324	$94,204	$1,858,164
Executive Vice President - Global Operations	2010	$283,570	$244,938	n/a	$294,102	n/a	$5,225	$827,835

Henry C. Babb	2011	$310,000	$316,710	n/a	$0	$23,035	$10,408	$660,153
Senior Vice-President, Chief Legal Officer	2010	$310,000	$276,048	n/a	$249,937	$42,702	$4,950	$883,637
	2009	$300,000	$238,251	n/a	$247,016	$26,945	$9,760	$821,972
Robert E. Harrison (9)	2011	$511,875	$872,100	n/a	$0	$401,316	$3,323,047	$5,108,338
President and Chief Executive Officer	2010	$682,500	$1,100,751	n/a	$910,267	$1,081,343	$5,063	$3,779,924
	2009	$650,000	$894,000	n/a	$890,609	$0	$8,702	$2,443,312

(1)	Reflects the grant date fair value of awards made in the fiscal year determined in accordance with ASC Topic 718. Values above indicate the grant date fair value for awards made during fiscal year 2011 of restricted stock units and performance-contingent share units, the grant date values of which are based on the “target” levels for these awards. The grant date fair value of the performance-contingent share units calculated at the maximum payout level are $764,997 for Mr. Sheets, $734,400 for Mr. Sikkel, $734,400 for Mr. Denny and $275,400 for Mr. Babb, which would increase the aggregate amounts reported under this column to $1,116,898 for Mr. Sheets, $1,041,930 for Mr. Sikkel, $1,041,930 for Mr. Denny and $454,410 for Mr. Babb. For a discussion of the assumptions used in the valuation of these awards, see Note 11 of Notes to Consolidated Financial Statements included in Alliance One’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011. However, for the purpose of this table, the grant date fair value excludes the effect of estimated forfeitures.
(2)	Reflects the grant date fair value of awards made in the fiscal year determined in accordance with ASC Topic 718. For a discussion of the assumption’s used in the valuation of the awards made in fiscal year 2011, see Note 11 of Notes to Consolidated Financial Statements included in Alliance One’s Form 10-K for the fiscal year ended March 31, 2011. The options were granted at an exercise price of $6.00 per share on a date on which the closing price per share of the Company’s common stock on the New York Stock Exchange was $3.97. Accordingly, recipients will recognize value from these options only in the event that the value of the Company’s common stock increases by approximately 51% from the closing price on the date of grant.
(3)	Includes the payment of performance-based annual cash incentive awards to the Named Executive Officer pursuant to the Management Incentive Plan (“MIP”) for services performed during fiscal years 2011, 2010 and 2009, respectively.
(4)

Reflects the aggregate change in the actuarial present value of the Named Executive Officer’s accumulated pension benefits in fiscal years 2011, 2010 and 2009. See the “Pension Benefits Table” for additional information. None of the Named

Executive Officers earned above-market returns on deferred compensation during fiscal years 2011, 2010 or 2009, respectively.
(5)	The following table lists all amounts included in the “All Other Compensation” column of the Summary Compensation Table for fiscal year 2011:

Name	401(k) Company Match(a)	Relocation Expenses (b)	International Transfer Related Expenses(c)	Tax Reimbursement Payments(d)	Severance Related Payments (e)	Other Perquisites or Payments (f)	Total
Mark W. Kehaya	$0	$0	$0	$0	$0	$49,792	$49,792
Robert A. Sheets	$3,625	$0	$0	$0	$0	$0	$3,625
J. Pieter Sikkel	$5,200	$0	$39,323	$155,093	$0	$6,419	$206,035
J. Henry Denny	$4,900	$89,304	$0	$0	$0	$0	$94,204
Henry C. Babb	$4,900	$0	$0	$0	$0	$5,508	$10,408
Robert E. Harrison	$1,488	$0	$0	$0	$3,321,559	$0	$3,323,047

(a)	Company matching contributions allocated to the Named Executive Officer account pursuant to the Alliance One Savings and Profit Sharing Plan.
(b)	Reflects relocation benefits in the amount of $53,304 plus a housing allowance in the amount of $36,000 paid to Mr. Denny in connection with his relocation to Corporate Headquarters due to his promotion to Executive Vice President – Global Operations in July 2009.
(c)	Reflects expenses related to the international transfer of Mr. Sikkel due to his promotion in 2008 and subsequent relocation to the United States. Mr. Sikkel received $3,600 for housing and utilities, $32,815 for reimbursement of education fees for his children, and $2,908 for tax guidance and preparation.
(d)	Reflects tax gross up on compensation provided to or taxes paid directly on behalf of Mr. Sikkel per the Company’s tax equalization policy and tax gross up on his housing and utilities allowance, as provided in the Company’s international mobility policies, relating to the international transfer of Mr. Sikkel.
(e)	Reflects severance-related payments provided to Mr. Harrison upon his separation from the company on December 14, 2010.
(f)	Reflects the fees paid in cash to Mr. Kehaya while he was a non-management director from April 1, 2010 – November 30, 2010 per the annual retainer schedule as detailed in the section entitled “Compensation of Directors.”

Reflects the payment of legal expenses incurred for Mr. Sikkel for the legal review of a potential employment agreement that has yet to be executed.

Reflects the payment of legal expenses incurred for Mr. Babb for the legal review of his employment agreement amendment with the change in his position effective April 1, 2011.

(6)	Mr. Kehaya was named Chairman and interim Chief Executive Officer on December 14, 2010. Effective December 1, 2010, the Company entered into a consulting agreement with Meriturn Partners, LLC and Mr. Kehaya as a consultant and interim Chief Executive Officer of the Company. Mr. Kehaya is a partner with Meriturn. Per the consulting agreement, the Company has agreed to pay Meriturn $45,375 per month for Mr. Kehaya’s services. The amount shown in the Salary column is the amount Meriturn was paid during the fiscal year for Mr. Kehaya’s services.

The amount in the Stock Awards column reflects the grant date value of 15,900 shares of restricted stock Mr. Kehaya was granted on August 12, 2010 as part of his compensation as a non-employee director determined in accordance with ASC Topic 718. The restricted stock has a vesting date of one year from the date of grant.

(7)	Mr. Sheets received the additional title of Chief Administrative Officer on December 14, 2010.
(8)	Mr. Sikkel was promoted to President on December 14, 2010.
(9)	Mr. Harrison separated from the Company on December 14, 2010.

Grants of Plan-Based Awards Table

The following table provides information regarding grants of plan-based awards to the Named Executive Officers in fiscal year 2011.

Grants of Plan Based Awards for FY2011

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards(3)	All Other Option Awards(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/sh)	($/sh)
Mark W. Kehaya	8/12/2010	n/a	n/a	n/a	n/a	n/a	n/a	15,900	n/a	n/a	$53,106
Robert A. Sheets	3/24/2011								500,000	$6.00	$977,008
	10/18/2010							41,667			$191,252
	10/18/2010							35,000			$160,650
	10/18/2010				27,500	83,333	166,666
	4/1/2010	$0	$285,000	$513,000
J. Pieter Sikkel	3/24/2011								500,000	$6.00	$977,008
	10/18/2010							40,000			$183,600
	10/18/2010							27,000			$123,930
	10/18/2010				26,400	80,000	160,000
	4/1/2010	$0	$247,500	$445,500
J. Henry Denny	3/24/2011								350,000	$6.00	$683,906
	10/18/2010							40,000			$183,600
	10/18/2010							27,000			$123,930
	10/18/2010				26,400	80,000	160,000
	4/1/2010	$0	$225,000	$405,000
Henry C. Babb	10/18/2010							15,000			$68,850
	10/18/2010							24,000			$110,160
	10/18/2010				9,900	30,000	60,000
	4/1/2010	$0	$186,000	$334,800
Robert E. Harrison (5)	10/18/2010							100,000			$459,000
	10/18/2010							90,000			$413,100
	10/18/2010				0	0	0
	4/1/2010	$0	$511,875	$921,375

(1)	The amounts in the threshold, target and maximum columns represent the potential amounts that were payable based on the MIP targets and goals approved by the Executive Compensation Committee. With respect to each corporate goal, a threshold, target and maximum performance level is specified, the attainment of which determines the amount paid for each performance goal (generally 0%, 100%, and 200%). With respect to individual performance, payment levels can only be achieved up to target performance and are subject to certain minimum requirements. See the section entitled “Compensation Discussion and Analysis—Incentives—Annual Incentives” for additional information.
(2)	This column represents the performance-contingent share units granted to each Named Executive Officer. The amounts in the threshold, target and maximum columns represent the potential number of shares that may be earned or that may vest if certain company-wide performance criteria are met at the end of the performance period. The closing price of Alliance One International, Inc. common stock on October 18, 2010 was $4.59 per share. See the section entitled “Compensation Discussion and Analysis—Incentives—Long-Term Incentive Compensation” for additional information.
(3)	This column represents restricted stock units granted to each Named Executive Officer, with the exception of Mr. Kehaya. The closing price of Alliance One International, Inc. common stock on October 18, 2010 was $4.59 per share. For Mr. Kehaya, this column represents the restricted stock granted to him as non-employee director compensation. The closing price of Alliance One International, Inc. common stock on August 12, 2010 was $3.34. See note 1 to the “Summary Compensation Table” for information regarding the calculation of grant date fair value and the section entitled “Compensation Discussion and Analysis—Incentives—Long-Term Incentive Compensation” for additional information.
(4)	This column represents premium-priced non-qualified stock options granted to each Named Executive Officer. The closing price of Alliance One International, Inc. common stock on March 24, 2011 was $3.97. See note 2 to the “Summary Compensation Table” for information regarding the calculation of grant date fair value and the section entitled “Compensation Discussion and Analysis—Incentives—Long-Term Incentive Compensation” for additional information.
(5)	Mr. Harrison separated from the Company on December 14, 2010. All unvested performance contingent awards were forfeited at termination. Per the grant agreement and his separation agreement, Mr. Harrison received $43,491 as settlement for a pro-rata share of the restricted share unit awards based on the ratio of the number of whole months he remained in the continuous employ of the Company from the date of the award through the date of separation to a 36-month vesting period using the closing price of AOI stock as of the date prior to his separation date ($4.12).

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information regarding unexercised stock options and granted but unvested restricted stock awards held by the Named Executive Officers at March 31, 2011:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested (1) ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (1) ($)
Mark W. Kehaya	3,000	0		$5.8300	8/14/2011
	4,500	0		$6.3000	8/13/2012
	4,500	0		$5.8000	6/11/2013
						15,900	$63,918	(2)
Robert A. Sheets (8)	0	500,000	(3)	$6.0000	3/24/2021
						41,667	$167,501	(4)
						35,000	$140,700	(5)
									83,333	$334,999	(6)
J. Pieter Sikkel (8)	1,500	0		$5.8000	6/11/2013
	11,250	0		$3.9600	8/30/2015
	15,000	0		$3.9400	8/17/2016
	36,750	12,250	(7)	$7.4800	8/16/2017
	0	500,000	(3)	$6.0000	3/24/2021
						40,000	$160,800	(4)
						27,000	$108,540	(5)
									80,000	$321,600	(6)
J. Henry Denny (8)	15,000	0		$7.4400	8/23/2011
	17,500	0		$6.2500	8/26/2012
	17,500	0		$6.9500	8/26/2013
	10,000	0		$6.4500	11/10/2014
	2,500	0		$3.9600	8/30/2015
	15,000	0		$3.9400	8/17/2016
	21,000	7,000	(7)	$7.4800	8/16/2017
	0	350,000	(3)	$6.0000	3/24/2021
						40,000	$160,800	(4)
						27,000	$108,540	(5)
									80,000	$321,600	(6)
Henry C. Babb (8)	9,000	0		$5.8300	8/14/2011
	9,000	0		$6.3000	8/13/2012
	9,000	0		$5.8000	6/11/2013
	15,000	0		$3.9600	8/30/2015
	15,000	0		$3.9400	8/17/2016
	24,750	8,250	(7)	$7.4800	8/16/2017
						15,000	$60,300	(4)
						24,000	$96,480	(5)
									30,000	$120,600	(6)
Robert E. Harrison	70,000	0		$3.9600	12/14/2012
	70,000	0		$3.9400	12/14/2012

(1)	The market value of stock awards is based on the closing price of Alliance One common stock on March 31, 2011, which was $4.02 per share.
(2)	Award granted on August 12, 2010 as compensation as a non-employee director. Award vests on August 12, 2011.

(3)	Premium-priced non-qualified stock option awards granted March 24, 2011. Awards vest 20% on each of the first, second, third, fourth and fifth anniversaries of the grant date.
(4)	Restricted stock units granted on October 18, 2010. Awards vest on October 18, 2013.
(5)	Restricted stock units granted on October 18, 2010. Awards vest 50% on October 18, 2011, 25% on October 18, 2012 and 25% on October 18, 2013.
(6)	Performance-contingent share unit awards granted on October 18, 2010. The total number of shares to be earned under the award will be determined at the completion of the performance periods under the award. For purposes of the number of shares to be reported, as well as for purposes of computing the market value of the award, we have assumed that target performance level has been achieved. For additional information see the section entitled “Compensation Discussion and Analysis—Incentives—Long-Term Incentive Compensation” and the “Grants of Plan-Based Awards Table.”
(7)	Awards granted on August 16, 2007. Twenty-five percent of the grant vests on each of the first, second, third and fourth anniversaries of the grant date.
(8)	Messrs. Sheets, Sikkel, Denny and Babb each had performance-contingent share units outstanding at March 31, 2011 that were awarded in fiscal year 2010. These awards were to be earned if certain company-wide performance criteria were met at the end of fiscal year 2011. As the performance criteria were not met and thus none of these awards were earned nor do they have any market value, we have not included them in this table. For additional information see the section entitled “Compensation Discussion and Analysis—Incentives—Long-Term Incentive Compensation.”

Option Exercises and Stock Vested Table

The following table summarizes information for the Named Executive Officers with respect to stock option exercises and the vesting of restricted shares and performance shares for fiscal year 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($) (4)
Mark W. Kehaya	0	$0	12,000	$48,000
Robert A. Sheets	0	$0	30,640	$117,964
J. Pieter Sikkel	0	$0	32,080	$118,132
J. Henry Denny	10,000	$6,075	18,680	$68,846
Henry C. Babb	0	$0	27,020	$100,379
Robert E. Harrison	0	$0	112,300	$411,683

(1)	Share vesting and dollar value reflect amounts on a pre-tax basis. The plans under which the shares were granted permit the withholding of shares upon vesting to pay applicable income taxes.
(2)	Calculated by subtracting the exercise price from the closing price of the company’s common stock on the date of exercise and multiplying the difference by the number of shares exercised.
(3)	Pursuant to the grant agreements, with the exception of Mr. Kehaya’s vestings, the shares vesting under the restricted stock awards, net of any shares withheld in payment of taxes, must be held until the earliest of (a) reaching age 60, (b) termination of employment, or (c) seven years from the date of vesting. Pursuant to the grant agreements, the shares vesting under the performance share awards, net of any shares withheld in payment of taxes, must be held until April 1, 2011. With respect to Mr. Kehaya, the reported shares vesting were pursuant to a restricted stock award made in fiscal year 2010 in connection with his service as a non-employee director.
(4)	Calculated by multiplying the number of shares vesting by the closing price of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation Table

The following table presents information on the Company’s deferred compensation program, which provides for the deferral of compensation earned by the Named Executive Officers on a basis that is not tax qualified, as of March 31, 2011.

Nonqualified Deferred Compensation (1)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Balance at Last FYE ($)
Mark W. Kehaya(3)	n/a	n/a	n/a	n/a
Robert A. Sheets	$0	$75,817	$5,525	$185,783
J. Pieter Sikkel(4)	$0	$67,020	$13,500	$268,906
J. Henry Denny	$0	$59,410	$5,214	$163,191
Henry C. Babb	$0	$41,995	$5,697	$155,384
Robert E. Harrison(5)	$0	$142,214	$18,039	$501,251

(1)	During fiscal year 2011 Messrs. Sheets, Sikkel, Denny, Babb and Harrison were participants in the Alliance One International, Inc. Supplemental Retirement Account Plan (the “AOI SRAP”), established April 1, 2007. The Plan is a non-qualified defined contribution supplemental retirement plan established to provide deferred compensation for a select group of management. Benefits under the AOI SRAP are based on a hypothetical bookkeeping account established for each participant. Each fiscal year, company credits and interest credits are added to the account. The company credit is equal to a specified percentage of base salary and annual incentive compensation paid to the participant during the fiscal year. For fiscal year 2011, the company credit for Messrs. Sheets, Sikkel. Denny and Harrison was 10%. Mr. Babb’s benefit accrued at a rate of 7.5%. The interest credit each fiscal year is equal to the beginning account balance times the Moody’s Aa Corporate Bond Yield Average as of the beginning of the fiscal year. However, the interest crediting rate cannot exceed 120% of the applicable federal long-term rate prescribed by the Secretary of Treasury for the first month of the fiscal year. For fiscal year 2011, the interest crediting rate was 5.29%.

Each participant becomes vested in his AOI SRAP benefit after five years of service, whether or not the service is consecutive. Each of the Named Executive Officers is vested in the AOI SRAP benefit. However, a participant who is terminated for cause will forfeit any benefits otherwise payable under the AOI SRAP. Participants must also comply with a non-compete following termination of employment. A participant who violates the non-compete will forfeit all benefits under the AOI SRAP. However, the non-compete provision will not apply after a change in control.

Vested benefits are payable in 120 equal monthly installments starting in the seventh month following separation from service, unless the final account balance is less than $100,000, in which case the benefit will be payable in a lump-sum. The monthly installment amount is based on the final account balance plus interest at the AOI SRAP’s applicable interest crediting rate for the year. If the participant dies, unpaid installments are payable to the employee’s designated beneficiary.

(2)	None of the Named Executive Officers earned above-market returns on deferred compensation during fiscal year 2011.
(3)	Mr. Kehaya is not a participant in any non-qualified deferred compensation plan with the Company.
(4)	Mr. Sikkel also has a vested balance in the Alliance One International, Inc. Global Pension Plan (the “AOI GPP”). The AOI GPP is a defined contribution pension plan established by the Company for certain international employees. Mr. Sikkel has not been an active participant in the AOI GPP since he transferred to the US in 2008. He no longer receives Company contributions, nor can he make contributions to the plan. Mr. Sikkel directs the investments in his account and bears complete investment risk. Mr. Sikkel’s amount in the column “Aggregate Earnings in Last FY” consists of $7,238 earned in the AOI SRAP and $6,262 in the AOI GPP. His amount in the column “Aggregate Balance at Last FYE” consists of $211,084 in the AOI SRAP and $57,822 in the AOI GPP.
(5)	Mr. Harrison separated from the Company on December 14, 2010. Per the plan rules, he received a pro-rata pay credit for fiscal year 2011 and interest credit through June 30, 2011, at which time he will begin drawing a month annuity from the Plan in the amount of $5,411.80 for 120 months.

Pension Benefits Table

The following defined terms are used in the disclosure regarding pension benefits in this section:

“AOI Pension Plan” refers to the Alliance One International, Inc. Pension Plan

“AOI PEP” refers to the Alliance One International, Inc. Pension Equity Plan

“AOI SERP” refers to the Alliance One International, Inc. Supplemental Executive Retirement Plan

“SCC SERP” refers to the Standard Commercial Corporation Supplemental Retirement Plan

The following presents information as of March 31, 2011 concerning each of the Company’s defined benefit plans that provide for payments to be made to the Named Executive Officers at, following or in connection with retirement.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (1) (d)	Payments During Last Fiscal Year ($) (e)
Mark W. Kehaya (6)	n/a
Robert A. Sheets (7)	AOI Pension Plan (2)	12.75	184,637	0
	SCC SERP (3)	9.75	33,749	0

			218,386	0
J. Pieter Sikkel	AOI Pension Plan (2)	3.83	32,238	0

			32,238	0
J. Henry Denny	AOI Pension Plan (2)	37.83	385,021	0
	AOI SERP(4)	33.83	286,797	0
	AOI PEP(5)	33.83	1,048,085	0

			1,719,903	0
Henry C. Babb	AOI Pension Plan (2)	13.25	384,127	0
	SCC SERP (3)	8.08	93,724	0

			477,851	0
Robert E. Harrison (8)	AOI Pension Plan (2)	15.50	0	335,587
	AOI SERP (4)	11.75	2,833,935	0
	SCC SERP (3)	10.50	394,309	0

			3,228,244	335,587

(1)	Pension benefits shown in the above table were determined using the methodology and material assumptions described in Note 13 of Notes to Consolidated Financial Statements included in Alliance One’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, except as described in the footnotes below.
(2)	Present values for the AOI Pension Plan have been determined by assuming a retirement age of 65 (the normal retirement age specified in the Pension Plan). For Mr. Harrison, the amount shown is based on the final determination of his AOI Pension Plan benefit as of his separation from employment on December 14, 2010.
(3)	The SCC SERP was frozen as of December 31, 2005. The present value calculations are based on the frozen benefit, assuming a retirement age of 65 (the normal retirement age specified in the SCC SERP). For Mr. Harrison, the amount shown is based on the final determination of his SCC SERP benefit as of his separation from employment on December 14, 2010.
(4)	The AOI SERP was frozen as of March 31, 2007. Present values for the net AOI SERP benefits have been determined by assuming a retirement age of 65 (the normal retirement age specified in the AOI SERP). The accumulated AOI SERP benefit as of March 31, 2011 is based on compensation and service through March 31, 2007 and the value of offsetting benefits (such as the AOI Pension Plan, the SCC SERP, and foreign pension plans), determined as of March 31, 2011. For Mr. Harrison, the amount shown is based on the final determination of his AOI SERP benefit as of his separation from employment on December 14, 2010.

(5)	The AOI PEP was frozen as of March 31, 2007. The present value for the net AOI PEP benefit has been determined by assuming a retirement age of 60 (the normal retirement age specified in the AOI PEP). The accumulated AOI PEP benefit as of March 31, 2011 is based on compensation and service through March 31, 2007 and the value of offsetting benefits (such as the AOI Pension Plan) determined as of March 31, 2011.
(6)	Mr. Kehaya is not a participant in any pension plan.
(7)	Prior to terminating employment with the Company July 1, 2005, Mr. Sheets was a vested participant in the Standard Commercial Corporation Pension Plan (the “SCC Plan”). The AOI Pension Plan provides that a terminated vested participant in the SCC Plan who resumes employment after the SCC Plan was merged into the AOI Pension Plan will receive vesting, eligibility and benefit accrual credit for years of service while in the SCC Plan. As such, Mr. Sheets’ credited service in the AOI Pension Plan includes his years of service in the SCC Plan.
(8)	Mr. Harrison separated from the Company on December 14, 2010. As a terminated participant in the AOI Pension Plan, he elected to receive his vested accrued benefit in the form of a lump sum payment in March 2011.

Plan Summaries/Provisions

Alliance One International, Inc. Pension Plan

The Alliance One International, Inc. Pension Plan (the “AOI Pension Plan”) is a funded and tax-qualified defined benefit pension plan that provides benefits under a “cash balance” formula. Under this formula, pension benefits are based on the participant’s notional account balance. As of the last day of each calendar year, the participant’s notional account balance is credited with a notional retirement credit equal to a percentage of eligible compensation for the year. The percentage is based on the participant’s age and years of total service with AOI or one of its subsidiaries, as follows:

Age plus Service	Retirement Credit
Under 40	3.5%
40-49	4.0%
50-59	5.0%
60-69	6.0%
70-79	7.0%
80 or more	8.0%

As of March 31, 2011, combined age and credited service for Messrs. Sheets, Sikkel, Denny and Babb equaled 69, 74, 98 and 80 respectively.

Eligible compensation generally includes all taxable earnings paid in cash plus the participant’s pre-tax 401(k) and cafeteria plan contributions for the year. However, eligible compensation does not include commissions and extra pay for foreign service. In addition, compensation in excess of the applicable IRS limit ($245,000 for calendar year 2011) is ignored.

The participant’s notional account balance is also credited with annual interest credits. The annual interest crediting rate for each calendar year is equal to the average rate paid on One Year Treasury Constant Maturity Bonds for the month of November in the preceding year, plus 1%. The interest crediting rate for calendar year 2011 is 1.25%.

As of March 31, 2011, the Alliance One Pension Plan covered all full-time, salaried employees of Alliance One and its subsidiaries who have completed 30 days of employment. Benefits earned under the AOI Pension Plan vest after five years of service, or upon attaining age 65 while actively employed.

A terminated participant may elect to receive the actuarially equivalent value of his or her vested accrued benefit in the form of a lump sum payment or an immediate or deferred annuity commencing at any time following termination of employment.

The Alliance One Pension Plan preserves certain early retirement rights for participants whose benefits include benefits earned under pension plans merged into the Alliance One Pension Plan. These provisions will not have a material affect on benefit payments for any of the Named Executive Officers.

Alliance One International, Inc. Pension Equity Plan

The Alliance One International, Inc. Pension Equity Plan (the “AOI PEP”) was amended and restated on March 30, 2007. The AOI PEP is an unfunded, nonqualified pension plan for selected current and former management employees. The AOI PEP provides an annual retirement allowance equal to 1.1% of the employee’s credited service multiplied by the employee’s final average compensation. Benefits payable to an employee under the AOI PEP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s domestic and foreign pension plans.

Under the AOI PEP, final average compensation is defined as the highest average of five consecutive fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the Merger, or severance benefits. Under the AOI PEP, final average compensation was frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

Credited service is the employee’s total period of service with the Company plus future service the employee would earn if he remained employed with the Company until age 65.

An employee will vest in his full AOI PEP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the AOI PEP normal retirement date. The AOI PEP normal retirement date is the date the employee attains age 60 and the sum of his age and years of service equals at least 85. If the employee had the title of Senior Vice President or above with DIMON (or one of its predecessor companies) prior to July 1, 1995, the employee’s AOI PEP normal retirement date is the date the employee attains age 55 and the sum of his age and years of service equals at least 85. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, an employee who is terminated for cause will forfeit any benefits otherwise payable under the AOI PEP.

An unmarried employee will receive his vested AOI PEP retirement allowance in the form of a life annuity with monthly payments starting on his AOI PEP normal retirement date (or actual retirement date, if later). If the employee is married, he will begin receiving his vested AOI PEP retirement allowance at the same time as an unmarried plan participant, but in the form of an actuarially equivalent joint and 50% survivor annuity with the spouse as the contingent annuitant. Any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If a married employee dies before retirement but after satisfying the AOI PEP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a death benefit equal to the survivor benefit the spouse would have received if the employee had survived and started receiving benefits under a joint and 50% survivor annuity.

As of March 31, 2011, Mr. Denny was a participant in the AOI PEP. Messrs. Kehaya, Sheets, Sikkel and Babb are not participants in the AOI PEP.

Alliance One International, Inc. Supplemental Executive Retirement Plan

The Alliance One International, Inc. Supplemental Executive Retirement Plan (the “AOI SERP”) was amended and restated on March 30, 2007. The SERP is an unfunded, nonqualified pension plan for selected current and former management employees. The SERP provides an annual retirement benefit equal to 50 percent of the employee’s final average compensation. Benefits payable to an employee under the SERP are offset by all or a portion of the retirement benefits payable to the employee under certain other arrangements, including the Company’s domestic and foreign pension plans, social security-type programs of foreign countries, and profit-sharing accounts originally funded by a Company predecessor. SERP benefits are also offset by supplemental retirement benefits payable under the terms of an employment agreement, unless the terms of an employment agreement provide otherwise.

Under the SERP, final average compensation is defined as the average of the three highest fiscal years’ cash compensation during the ten preceding fiscal years. Compensation does not include commissions, extra pay for foreign service, amounts paid as special incentive bonuses in connection with the merger of Standard Commercial Corporation and DIMON Incorporated, or severance benefits. Under the SERP, the employee’s final average compensation is frozen as of March 31, 2007. However, the value of the offsetting benefits is not frozen, and will not be determined until the employee’s termination of employment.

An employee will vest in his full SERP benefit by remaining employed with the Company until the earlier of March 31, 2012, or the date the employee has attained age 60 and the sum of his age and years of service equal at least 80. An employee who terminates before full vesting but after a change in control is entitled to a pro-rated benefit. However, an employee who is terminated for cause will forfeit any benefits otherwise payable under the SERP. Prior to a change in control, an employee’s benefits are also subject to forfeiture if the employee violates the SERP’s non-compete provisions.

The vested SERP benefit is payable in the form of an annuity for the life of the retired employee, with monthly payments commencing at age 65 (or actual retirement if later). However, any amounts payable within six months after the retired employee’s separation from service will be withheld and paid, with interest, in the seventh month after separation.

If the retired employee is married when SERP benefit payments begin and his spouse survives him, his surviving spouse will receive monthly payments for her life in an amount equal to 50 percent of the monthly payments the retired employee was receiving. If a married employee dies before retirement but after satisfying the SERP’s vesting provisions (or after age 50, if earlier), his surviving spouse will receive a pre-retirement death benefit equivalent in value to the 50 percent survivor benefit the spouse would have received if the employee had survived to age 65.

As of March 31, 2011, Mr. Denny was a participant in the AOI SERP. Messrs. Kehaya, Sheets, Sikkel and Babb are not participants in the AOI SERP.

Standard Commercial Corporation Supplemental Retirement Plan

The Standard Commercial Corporation Supplemental Retirement Plan (the “SCC SERP”) provided benefits that would otherwise have been provided under Standard Commercial Corporation’s tax-qualified pension plan but for Internal Revenue Code limitations on amounts which could be paid out of a tax-qualified plan. Benefits under the SCC SERP were frozen as of December 31, 2005.

As of March 31, 2011, Messrs. Sheets and Babb were participants in the SCC SERP. Messrs. Kehaya, Sikkel and Denny are not participants in the SCC SERP.

Potential Payments Upon Termination or Change-in-Control

The following table presents the information on certain potential payments and benefits the Named Executive Officers other than Mr. Harrison would be entitled to receive on account of their termination of employment, assuming that their employment had been terminated on March 31, 2011 under the listed scenarios. Mr. Harrison separated from employment on December 14, 2010 and the table shows the values of his termination benefits as of his separation date.

The table includes the value of termination benefits payable under employment agreements, nonvested equity awards, the AOI SERP, the AOI PEP and the SCC SERP. Except as specifically noted, the table does not include the value of benefits payable under the Alliance One International, Inc. Pension Plan or group insurance programs, or benefits that might be realized upon the Named Executive Officers’ exercise of equity awards that were vested as of March 31, 2011.

		Termination Scenario
Name	Benefit	Voluntary Termination without Good Reason	Disabilty	Death	Termination following Change-in- Control (1)	Involuntary Termination with Cause	Involuntary Termination without Cause (2)
Mark W. Kehaya (3)		n/a	n/a	n/a	n/a	n/a	n/a

		$0	$0	$0	$0	$0	$0

Robert A. Sheets	Severance or Salary Continuation Payments	n/a	n/a	n/a	n/a	n/a	n/a
	Stock Options (4)	n/a	n/a	n/a	n/a	n/a	n/a
	Restricted Stock Units (5)	n/a	$308,201	$308,201	$51,367	n/a	$51,367
	Performance Share Units (6)	n/a	n/a	n/a	n/a	n/a	n/a
	SCC SERP (7)	$33,749	$33,749	$33,150	$33,749	$33,749	$33,749
	Welfare Benefits (8)	n/a	n/a	n/a	n/a	n/a	n/a

		$33,749	$341,950	$341,351	$85,116	$33,749	$85,116

J. Pieter Sikkel	Severance or Salary Continuation Payments	n/a	n/a	n/a	n/a	n/a	n/a
	Stock Options (4)	n/a	n/a	n/a	n/a	n/a	n/a
	Restricted Stock Units (5)	n/a	$269,340	$269,340	$44,890	n/a	$44,890
	Performance Share Units (6)	n/a	n/a	n/a	n/a	n/a	n/a
	Welfare Benefits (8)	n/a	n/a	n/a	n/a	n/a	n/a

		$0	$269,340	$269,340	$44,890	$0	$44,890

J. Henry Denny	Severance or Salary Continuation Payments	n/a	n/a	n/a	n/a	n/a	n/a
	Stock Options (4)	n/a	n/a	n/a	n/a	n/a	n/a
	Restricted Stock Units (5)	n/a	$269,340	$269,340	$44,890	n/a	$44,890
	Performance Share Units (6)	n/a	n/a	n/a	n/a	n/a	n/a
	AOI PEP (7)	$1,067,000	$1,067,000	$532,160	$1,067,000	$0	$1,067,000
	AOI SERP (7)	$291,848	$291,848	$145,789	$291,848	$0	$291,848
	Welfare Benefits (8)	n/a	n/a	n/a	n/a	n/a	n/a

		$1,358,848	$1,628,188	$947,289	$1,403,738	$0	$1,403,738

Henry C. Babb	Severance or Salary Continuation Payments (3)	n/a	n/a	n/a	$620,000	n/a	$620,000
	Stock Options (4)	n/a	n/a	n/a	n/a	n/a	n/a
	Restricted Stock Units (5)	n/a	$156,780	$156,780	$26,130	n/a	$26,130
	Performance Share Units (6)	n/a	n/a	n/a	n/a	n/a	n/a
	SCC SERP (7)	$93,724	$93,724	$53,222	$93,724	$93,724	$93,724
	Welfare Benefits (8)	n/a	n/a	n/a	$13,608	n/a	$13,608

		$93,724	$250,504	$210,002	$753,462	$93,724	$753,462

Robert E. Harrison (9)	Severance or Salary Continuation Payments	n/a	n/a	n/a	n/a	n/a	$3,278,068
	Stock Options	n/a	n/a	n/a	n/a	n/a	n/a
	Restricted Stock	n/a	n/a	n/a	n/a	n/a	$43,491
	Performance Share Units & Performance-Based	n/a	n/a	n/a	n/a	n/a	n/a
	Restricted Stock Units
	AOI SERP (7)	n/a	n/a	n/a	n/a	n/a	$2,852,360
	SCC SERP (7)	n/a	n/a	n/a	n/a	n/a	$394,309
	Welfare Benefits	n/a	n/a	n/a	n/a	n/a	$54,883

		$0	$0	$0	$0	$0	$6,623,111

(1)	Amounts shown in this column represent benefits payable in the event of the Named Executive Officer’s termination following a change in control, provided that the termination is either a voluntary termination by the Named Executive Officer for good reason, or an involuntary termination by Alliance One without cause.
(2)	Amounts reflect benefits payable in the absence of a change in control.
(3)	Mr. Kehaya is not entitled to any termination payments or benefits.
(4)	Stock option values are estimated based on the closing price of Alliance One stock on March 31, 2011. Upon a Named Executive Officer’s termination of employment (other than a for cause termination by Alliance One), after satisfying the eligibility requirements for retirement under the Alliance One Pension Plan, the options granted March 24, 2011 shall continue to vest per the vesting scheduled detailed in the grant agreement. Messrs. Sheets and Denny met the retirement definition of being at least age 55 with 10 years of service as of March 31, 2011. However, because the closing price of Alliance One stock on March 31, 2011 was less than the $6.00 grant price, no value is included in the table.

(5)	Restricted stock unit values are estimated based on the closing price of Alliance One stock on March 31, 2011. Upon death or disability of the Named Executive Officer, all restricted stock unit awards become immediately vested in accordance with the provisions of the grant agreements. Upon Involuntary Termination without Cause, a pro-rated amount based on the ratio of the number of whole months the Named Executive Officer remained in the continuous employ of the Company from the date of award through the date of termination to a 36-month vesting period shall vest. Upon a Change-in-Control, except when the termination is an Involuntary Termination without Cause, the Committee has full discretion as to whether or not restricted stock units will vest.
(6)	In accordance with the grant agreements, upon termination of a Named Executive Officer for any reason at anytime on or prior to the first anniversary of the grant date of October 18, 2010, all vested and unvested performance share units shall be forfeited.
(7)	Values reflect the present value of the accumulated benefit obligation for the applicable Named Executive Officer. Present values were determined using the same assumptions as described in the “Pension Benefits Table.” Benefits under the AOI SERP, AOI PEP and SCC SERP are payable only in the form of an annuity, as described in the narrative following the “Pension Benefits Table.”
(8)	Amounts shown for welfare benefits reflect the value of Alliance One’s obligation to provide post-termination coverage under Alliance One’s employee welfare benefit plans, to the extent such coverage is not made available generally to all salaried employees on a nondiscriminatory basis.

Mr. Babb’s employment agreement entitles him to a special health care benefit for 24 months following termination, which entitles him to remain on the Company’s medical plan until he is eligible for Medicare. As Mr. Babb was eligible for Medicare on December 1, 2009, upon termination, the Company will reimburse him for premiums he will pay for a Medicare Supplement Policy and Medicare Part D to the extent the premiums are greater than the then-applicable active employee contribution rate. In addition, he will receive a payment equal to the amount necessary to pay the federal and state income taxes imposed as a result of receiving the special benefit payment. The value shown is based on an estimated value for Medicare Supplement and Medicare Part D premiums.

(9)	Mr. Harrison separated from employment December 14, 2010. Per Mr. Harrison’s employment agreement, he was paid $3,165,876 representing his severance payment calculated at two times his base salary at time of termination plus two times the average of his last two years MIP awards. In addition, he was paid $112,192 representing sixty days of his base salary in lieu of a notice.

Per the grant agreements and his Separation Agreement, Mr. Harrison received $43,491 as settlement for a pro-rata share of his restricted share unit awards based on the ratio of the number of whole months he remained in the continuous employ of the Company from the date of the award through the date of separation to a 36-month vesting period using the closing price of AOI stock as of the date prior to his separation date ($4.12). All unvested Performance Share Units and Performance-Based Restricted Stock Units were forfeited at time of separation.

Mr. Harrison’s employment agreement entitled him to special health care benefits, which entitle him to remain on the Company’s medical plan through June 30, 2013. He is required to pay the then-applicable COBRA rate and the Company will pay him a special benefit payment equivalent to the COBRA rate less the active employee contribution rate applicable at that time. In addition, he will receive a payment equal to the amount necessary to pay the federal and state income taxes imposed as a result of receiving the special benefit payment. The value shown as “Welfare Benefits” is the present value of the special health care benefit as determined as of his separation date, using the methodology and material assumptions described in Note 13 of Notes to Consolidated Financial Statements included in Alliance One’s Annual Report on Form 10-K.

In exchange for the payments and benefits provided in Mr. Harrison’s employment agreement, he is subject to a world-wide non-competition provision for three years following separation from employment and he is subject to a prohibition on solicitation of Alliance One’s employees, customers and vendors for a period of one year after separation.

Employment Agreements

Mr. Babb has an employment agreement with the Company that contains provisions relating to termination for cause, termination other than cause and changes-in-control of the Company. Effective December 31, 2008, Mr. Babb’s employment agreement was amended and restated to reflect certain requirements of Section 409A of the Internal Revenue Code and to revise the change-in-control provisions of his employment agreement, which had been superseded by a change-in-control agreement that terminated November 4, 2008, to include a double-trigger provision, as had been included in the terminated change-in-control agreement, to replace the single-trigger provision that had been in his employment agreement. If Mr. Babb’s employment is terminated by the Company without cause or if Mr. Babb separates from employment following a change in control of the Company in which he is not offered “acceptable employment,” the Company is required to continue to pay, for a period of two years, his salary at the then current rate in monthly installments and Mr. Babb is entitled to continue to participate in the Company’s medical plan for that two-year period or to receive payments, including a gross-up for taxes, to permit equivalent medical coverage for that period. For a discussion of the amendment to Mr. Babb’s employment agreement on April 7, 2011, see the section entitled “Compensation Discussion and Analysis—Employment and Consulting Agreements.”

PROPOSAL FIVE

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN

The Board of Directors is submitting a proposal for approval by the shareholders of the amendment and restatement of the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan (the “Incentive Plan”). Based upon the recommendation of the Executive Compensation Committee, the Board of Directors unanimously adopted the proposed amendment and restatement of the Incentive Plan, subject to shareholder approval at the annual meeting. The Board believes that long-term, predominantly equity-based incentives remain critical to attracting, motivating, and retaining the level of talent needed to successfully manage the Company and create shareholder value.

The purposes of the proposed amendment and restatement are:

•	To increase the number of shares of common stock authorized to be issued under the Incentive Plan by 5,600,000 shares; and

•

To provide that in determining the number of shares issued pursuant to awards under the Incentive Plan for the purpose of the limitation on the number of shares that may be issued under the Incentive Plan, the number of shares deemed issued pursuant to awards granted prior to August 11, 2011 would be the actual number of shares issued pursuant to such awards and the number of shares deemed issued pursuant to awards granted on or after August 11, 2011 would be (i) the actual number of shares issued pursuant to such awards for awards of options or stock appreciation rights and (ii) twice the actual number of shares issued pursuant to such awards for awards other than options or stock appreciation rights.

Changes Effected by the Proposed Amendment and Restatement

The following summarizes the changes to the Incentive Plan that will be effected by the proposed amendment:

Increase in Shares Authorized to be Issued

The Incentive Plan currently limits the number of shares of common stock available for delivery pursuant to the Incentive Plan to 8,300,000 shares. The amendment and restatement would increase the number of shares that may be delivered by an additional 5,600,000 shares. Since shareholder approval of the Incentive Plan on August 16, 2007 though March 31, 2011, an aggregate of 747,347 shares of common stock have been issued pursuant to the Incentive Plan, an additional 7,189,950 shares (based on maximum performance levels of performance share and performance-based restricted stock unit awards) are reserved for issuance under outstanding awards, with 362,704 shares remaining available for future awards. At March 31, 2011, the outstanding awards under the Incentive Plan were as follows:

•	Stock options for 3,468,850 shares with a weighted average exercise price of $6.27 and a weighted average remaining term of 9.25 years;

•	Restricted stock of 255,933 shares with a weighted average grant date fair value of $3.77;

•	Restricted stock units for 888,883 shares with a weighted average grant date fair value of $4.53;

•	Performance shares at maximum performance levels of 1,176,950 shares with a weighted average grant date fair value of $4.26; and

•	Performance-based restricted stock units for 1,399,334 shares with a weighted average grant date fair value of $4.55.

The proposed amendment and restatement would increase the number of shares that may be delivered under the Incentive Plan by an additional 5,600,000 shares. By so increasing the number of shares authorized to be available for delivery under the Incentive Plan, there would be an aggregate of 5,962,704 shares available for future awards, which would represent 5.37 percent of the Company’s shares of common stock on a fully diluted basis. The Board of Directors believes that this 5,600,000 share increase is required to permit Alliance One to continue to offer the type and amount of incentive compensation needed to attract, motivate and retain the level of talent needed to successfully manage the Company.

Weighted Reduction of Available Shares Depending on Form of Award

The Incentive Plan currently limits the number of shares that may be issued under the Incentive Plan with no weighting with respect to the form of award pursuant to which the shares are issued, with the number of actual shares issued with respect to an award of any form being applied on a one-for-one basis against the limit. The proposed amendment and restatement of the Incentive Plan would change that rule for awards, other than options and stock appreciation rights, granted on or after August 11, 2011. For such awards, the number of shares available under the Incentive Plan would be reduced upon the issuance of shares under the award on a two-for-one basis—for example, if 1,000 shares were issued under such an award, the amount of shares available to be issued under the Incentive Plan would be reduced by 2,000 shares.

Our Board of Directors believes that such weighting of awards that have value notwithstanding a decline in the market price of the Company’s common stock from the date of the award is appropriate going forward to reflect the relative difference between these full-value awards on the one hand and options and stock appreciation rights on the other hand. However, retroactive application of this proposed weighting to currently outstanding awards would require a further increase in the number of shares authorized under the Incentive Plan, beyond what is contemplated by the proposed amendment and restatement, to permit Alliance One to continue to offer the type and amount of incentive compensation needed to attract, motivate and retain the level of talent needed to successfully manage the Company.

Summary of the Amended and Restated Incentive Plan

The following is a summary the Incentive Plan as proposed to be amended and restated. The full text of the Incentive Plan as so amended and restated is attached as Appendix A to this proxy statement, and the following summary is qualified in its entirety by reference to the Incentive Plan.

Plan Administration

The Executive Compensation Committee (the “Committee”) selects the individuals to participate in the Incentive Plan, determines the level of participation of each participant and approves the terms and conditions of all awards. Each member of the Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and an “outside director” within the meaning of Section 162(m) of the Code. The Committee has the discretionary authority to interpret the Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, and to make all other determinations necessary or advisable for the administration of the Incentive Plan. Awards under the Incentive Plan that are made to non-employee Directors will be subject to the final approval of the full Board.

Share Authorization

A maximum of 13,900,000 shares may be issued pursuant to awards under the Incentive Plan.

Shares delivered under the Incentive Plan will be authorized but unissued shares of Company common stock. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will be available for future awards under the Incentive Plan. In addition, awards settled in cash will not be counted against the maximum limit on the number of shares that may be issued under the Incentive Plan.

The Incentive Plan does not contain “liberal share counting” provisions. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price of an option or the tax withholding upon exercise or payment of an award are not added to the number of shares available for issuance under the Incentive Plan. The maximum number of shares that may be issued under the Incentive Plan will be adjusted to reflect stock dividends, stock splits, share consolidations or other changes in the Company’s capitalization. In that event similar changes will be made in the individual grant limitations (described below) and the terms of outstanding awards.

Following the proposed amendment and restatement, the Incentive Plan will provide that in determining the number of shares issued pursuant to awards under the Incentive Plan for the purpose of the limitation on the number of shares that may be issued under the Incentive Plan, the number of shares deemed issued pursuant to awards granted prior to August 11, 2011 would be the actual number of shares issued pursuant to such awards and the number of shares deemed issued pursuant to awards granted on or after August 11, 2011 would be (i) the actual number of shares issued pursuant to such awards for awards of options or stock appreciation rights and (ii) twice the actual number of shares issued pursuant to such awards for awards other than options or stock appreciation rights.

Eligibility and Participation

All full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, will be eligible to participate in the Incentive Plan, although only employees are eligible to receive awards of stock options intended to qualify as incentive stock options under Section 422 of the Code. The Committee (or as to non-employee Directors, the Board) determines who will be granted awards, the number of shares subject to such grants and all other terms of awards. At March 31, 2011, the Company and its affiliates had approximately 3,300 full-time employees and eight non-employee Directors.

Types of Plan Awards

The Incentive Plan provides for the grant of various forms of equity and equity-based incentives. The types of awards that may be issued under the Incentive Plan are described below.

Stock Options

Stock options granted under the Incentive Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Code. No individual may be granted options in any calendar year for more than 600,000 shares of Company common stock. The exercise price of an option granted under the Incentive Plan may not be less than the fair market value of the Company’s common stock on the date the option is granted. The exercise price may be payable in cash, by the surrender of shares of Company common stock (including attestation), through a broker-assisted cashless exercise or as otherwise permitted by the Committee. On June 20, 2011, the closing price per share of the Company’s common stock on the New York Stock Exchange was $3.00.

The Committee determines the terms of each stock option at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to prescribe an option term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Options (other than options granted to non-employee Directors) that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant. The Committee may accelerate the vesting of options, in whole or in part, on account of a change in control or termination of service.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the participant, upon exercise, to receive a payment equal to the excess of the fair market value of a share of Company common stock on the date of exercise over the base price of the SAR, multiplied by the applicable number of shares of common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant. No individual may be granted SARs in any calendar year with respect to more than 600,000 shares of Company common stock.

The Committee determines the terms of each SAR at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to provide that SARs will have a term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. SARs (other than SARs granted to non-employee Directors), that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant. The Committee may accelerate the vesting of SARs, in whole or in part, on account of a change in control or termination of service. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

No Option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or Initial Value, as applicable, for the shares underlying such Award. In addition, at any time when the exercise price per share of an Option or SAR is above the

Fair Market Value, the Company shall not, without shareholder approval, purchase such Option or SAR for cash or other consideration

Stock Awards and Stock Units

A stock award is shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Stock awards (other than stock awards granted to non-employee Directors), that vest and become transferable based solely on continued service cannot become fully vested and transferable before the third anniversary of the grant. The vesting period for other stock awards must be at least one year. The Committee may provide that stock awards will vest and become transferable, in whole or in part, upon a change in control or termination of service. Subject to the transfer restrictions and vesting requirements of the award, the participant will have all of the rights of a Company shareholder, including all voting and dividend rights, during the restriction period. No individual may receive stock awards in any calendar year for more than 600,000 shares of Company common stock.

A stock unit award represents the participant’s right to receive a payment based on the value of a share of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. Stock units (other than stock units granted to non-employee Directors), that vest based solely on continued service cannot become fully vested before the third anniversary of the grant. The vesting period for other stock units must be at least one year. The Committee may provide that stock units will vest, in whole or in part, upon a change in control or termination of service. Stock units are payable in cash or in shares of Company common stock or in a combination of both. Stock units may be granted with related dividend equivalent rights but a participant does not have any rights as a shareholder under a stock unit award. No individual may be awarded more than 600,000 stock units in any calendar year.

Performance Shares

A performance share represents the participant’s right to receive a share of stock (or its cash equivalent) conditioned on the attainment of specified business performance goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that performance shares will be earned, in whole or in part, upon a change in control or termination of service. No individual may be granted more than 600,000 performance shares in any calendar year.

Incentive Awards

An incentive award represents a participant’s right to receive a benefit (payable in cash or stock) conditioned on the attainment of specified business goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that incentive awards are earned, in whole or in part, upon a change in control or termination of service. No individual may receive an incentive award payment in any calendar year that exceeds $2,000,000 (if the performance period was one year) or the product of (i) $125,000 times (ii) the number of months in the performance period (for incentive awards with a performance period longer than one year). Incentive awards are payable in cash or in shares of Company common stock or in a combination of both.

Code Section 162(m)

For any stock award, stock units, performance shares or incentive award that is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m), the committee shall establish performance goals with reference to one or more of the following:

•	Revenue

•	Gross Profit

•	Operating Income

•	Operating Ratio

•	EBITDA

•	EBIT

•	Net Income

•	Return on Equity

•	Return on Assets

•	Return on Capital

•	Return on Investment

•	Economic Profit

•	Operating Cycle

•	Cash Flow

•	Debt Reduction

•	Debt to Earning Ratio

•	Earnings per Share

•	Total Shareholder Return

•	Stock Price

Performance goals may be established on a Company-wide basis or with respect to one or more business units or Affiliates and may be expressed in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the committee may exclude any or all extraordinary items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

Transferability

Unless the Committee provides otherwise, all awards granted under the Incentive Plan are nontransferable except by will or the laws of descent and distribution. The Committee may allow the transfer of options (other than incentive stock options), SARs, performance shares and incentive awards to the participant’s children, grandchildren, spouse, a trust benefiting those family members or a partnership in which those family members are the only partners.

Term, Amendment and Termination

The Incentive Plan has a term of ten years from the date the Incentive Plan was adopted, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Incentive Plan. However, no amendment will be effective without the approval of shareholders if shareholder approval is required by applicable law or the listing requirements of the exchange on which the Company common stock is listed for trading. For example, an amendment or modification that would constitute an option repricing will not be effective unless it is approved by shareholders. No amendment or modification of the Incentive Plan may adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Change in Control

The Incentive Plan provides that outstanding awards may become exercisable, vested or earned, in whole or in part, upon a change in control (as defined in the Incentive Plan). The Incentive Plan also provides that the Committee, without obtaining the consent of participants, may take certain actions with respect to outstanding awards upon a change in control. For example, the Committee may provide for outstanding awards to be replaced with substitute awards issued or granted by the surviving corporation. Alternatively, the Committee may provide for the cancellation of outstanding awards in exchange for a payment based on the per share consideration received by the Company’s shareholders in the control change transaction (or the excess of that value over the option price or base value in the case of options and SARs). Finally, the Committee may prescribe that outstanding options and SARs, to the extent that they are exercisable on or before the change in control, will be cancelled if they are not exercised on or before the completion of the change in control.

The Incentive Plan further provides that the benefits or amounts payable under awards will be reduced to avoid parachute payment excise taxes unless the participant will receive greater after-tax benefits by receiving all of his awards and paying the excise tax. This limitation will not apply, however, if the award agreement or another agreement provides that the Company will indemnify the participant from any parachute excise tax liability.

New Plan Benefits

The Company cannot estimate or determine the awards that will be made as a result of the proposed amendment and restatement of the Incentive Plan because awards will be determined in the discretion of the Committee (and subject to final approval of the full Board in the case of awards to the Chief Executive Officer and non-employee Directors). For the same reason, the Company cannot describe the awards that would have been made under the Incentive Plan during the prior fiscal year if the Incentive Plan had been in effect for that year,

Federal Income Taxes

The following is a general summary of the current federal income tax consequences of the granting and exercise of stock options and of awards of common stock (including both performance shares and restricted stock), stock units and SARs under the Incentive Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Incentive Plan. Furthermore, the tax consequences of awards made under the Incentive Plan are complex and subject to change, and some variation of the described rules may be applicable to any particular participant’s tax situation. The summary assumes in each case that there will no violation of the deferred compensation rules under Section 409A of the Internal Revenue Code, which would subject the affected participants to immediate taxation and penalties on unvested awards.

Incentive Stock Options.

An employee who is granted an incentive stock option under the Incentive Plan will not be subject to federal income tax upon the grant or exercise of the option. However, upon the exercise of an incentive stock option, the difference between the exercise price for the option and its fair market value on the date of exercise, which is commonly referred to as the spread, is a tax preference item that must be taken into account in determining the employee’s alternative minimum tax. If the employee disposes of the shares in the same year the option was exercised, there are no alternative minimum tax implications. Generally, the employee can recover any alternative minimum tax liability paid as a credit against ordinary income taxes owed in future years.

In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and one year after the date of exercise (which we refer to as the “Holding Period”), any appreciation of the shares received above the exercise price should be a capital gain. The current federal tax rate applicable to long-term capital gains is 15 percent.

We will not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

Non-incentive Stock Options.

A participant who is granted a stock option under the Incentive Plan that is not an incentive stock option will not be subject to federal income tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-incentive stock option, the spread or excess of the fair market value of the shares on the exercise date over the option price, will be taxable as ordinary income to the participant. Because it is treated as compensation income if the participant is an employee, for an employee the spread is subject to withholding of applicable payroll taxes. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

Common Stock Awards.

Common stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions (including both performance shares and restricted stock) will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the participant makes a timely election to recognize taxable income upon the grant of the award. If such an election is not made, when the restrictions lapse, the fair market value of shares free of restrictions will be as ordinary income to the participant and we may claim a tax deduction at the same time in the same amount. In either instance, because the income is treated as compensation income if the participant is an employee, applicable payroll taxes are required to be withheld when the employee recognizes the taxable income.

Stock Unit Awards and SARs.

A director or employee who is granted a stock unit or SAR award under the Incentive Plan will not be subject to federal tax upon the grant of the award and we will not be entitled to a tax deduction by reason of such grant. However, when common stock or cash is delivered to the participant pursuant to such an award, the participant will recognize ordinary income equal to the fair market value of the shares or cash delivered under the award, and we may claim a tax deduction at the same time in the same amount.

EQUITY COMPENSATION PLAN INFORMATION

as of March 31, 2011

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (3)
Equity Compensation Plans Approved by Security Holders	8,244,860	6.05	362,704
Equity Compensation Plans Not Approved by Security Holders	0	Not Applicable	0

Total	8,244,860	6.05	362,704

(1)	These shares consist of 7,189,950 stock options, restricted stock units, performance shares and performance share units issued and outstanding under the 2007 Incentive Plan and 1,054,910 stock options issued and outstanding under prior plans of the Company and its predecessors. The number of performance shares and performance share units subject to these awards reflects the maximum number of shares to be earned if certain company-wide performance criteria are met at the end of the performance periods.
(2)	The weighted-average exercise price does not take into account restricted stock units or performance share units.
(3)	The Incentive Plan allows for these shares to be issued in a variety of forms, including stock options, stock appreciation rights, stock awards, stock units, performance awards and incentive awards. Further, the Number of Securities Remaining Available for Future Issuance as set forth in this column (c) will increase by the Number of Securities to be Issued (as reflected in column (a)) which are associated with options, rights and warrants plus other stock awards that are forfeited from time to time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 2007 INCENTIVE PLAN.

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice. However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

The annual report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2011, is first being mailed to shareholders with this proxy statement on or around July 11, 2011.

By Order of the Board of Directors:

William L. O’Quinn, Jr.
Secretary

APPENDIX A

AMENDED AND RESTATED

ALLIANCE ONE INTERNATIONAL, INC. 2007 INCENTIVE PLAN

A-(i)

A-(ii)

ARTICLE VII STOCK AND STOCK UNIT AWARDS		A-7
7.01.	Award	A-7
7.02.	Vesting	A-7
7.03.	Shareholder Rights	A-8
7.04.	Termination of Employment; Change in Control	A-8

ARTICLE VIII PERFORMANCE SHARE AWARDS		A-8

8.01.	Award	A-8
8.02.	Earning the Award	A-8
8.03.	Issuance of Shares	A-8
8.04.	Settlement in Cash	A-8
8.05.	Shareholder Rights	A-9
8.06.	Nontransferability	A-9
8.07.	Transferable Performance Shares	A-9
8.08.	Termination of Employment; Change in Control	A-9

ARTICLE IX INCENTIVE AWARDS		A-9

9.01.	Award	A-9
9.02.	Terms and Conditions	A-9
9.03.	Nontransferability	A-10
9.04.	Transferable Incentive Awards	A-10
9.05.	Issuance of Shares	A-10
9.06.	Settlement in Cash	A-10
9.07.	Shareholder Rights	A-10
9.08.	Termination of Employment; Change in Control	A-10

ARTICLE X CHANGE IN CONTROL		A-10

10.01.	Impact of Change in Control	A-10
10.02.	Assumption Upon Change in Control	A-11
10.03.	Cash-Out Upon Change in Control	A-11
10.04.	Cancellation of options and SARs	A-11
10.05.	Limitation on Benefits	A-11

ARTICLE XI PERFORMANCE-BASED COMPENSATION		A-12

ARTICLE XII ADJUSTMENT UPON CHANGE IN COMMON STOCK		A-13

ARTICLE XIII COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		A-13

ARTICLE XIV GENERAL PROVISIONS		A-13

14.01.	Effect on Employment or Service	A-13
14.02.	Unfunded Plan	A-13
14.03.	Rules of Construction	A-14
14.04.	Tax Withholding	A-14
14.05.	Governing Law	A-14
14.06.	Section 409A	A-14
14.07.	Other Compensation and Benefits	A-14

ARTICLE XV AMENDMENT		A-14

ARTICLE XVI DURATION OF PLAN		A-15

ARTICLE XVII EFFECTIVE DATE OF PLAN		A-15

A-(iii)

ARTICLE I

DEFINITIONS

1.01.	Affiliate.

  Affiliate means any “subsidiary corporation” or “parent corporation” as such terms are defined in Section 424 of the Code or any other trade or business that would be a “parent corporation” or a “subsidiary corporation” if it was organized as a corporation.

1.02.	Agreement.

  Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.03.	Award.

  Award means an Option, SAR, Stock Award, Stock Unit Award, Performance Share Award, or Incentive Award granted under this Plan.

1.04.	Board.

  Board means the Board of Directors of the Company.

1.05.	Change in Control.

  Change in Control means any of the following:

  (a) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of Company securities representing more than 30% of the aggregate voting power of all classes of the Company’s voting securities on a fully diluted basis, after giving effect to the conversion of all outstanding warrants, options and other securities of the Company convertible into or exercisable for voting securities of the Company (whether or not such securities are then exercisable);

  (b) The Company consummates a plan of merger, consolidation or share exchange between the Company and an entity other than a direct or indirect wholly-owned subsidiary of the Company, unless the Company shareholders immediately before the completion of such transaction will continue to hold at least 50% of the aggregate voting power of all classes of voting securities of the surviving or resulting entity;

  (c) The Company consummates a sale, lease, exchange or other disposition of all, or substantially all, of the Company’s property, unless the Company shareholders immediately before the completion of such transaction will continue to hold, directly or indirectly, at least 50% of the aggregate voting power of all classes of voting securities of the transferee; or

  (d) During any period of two consecutive years (which period may be deemed to begin prior to the date of this Plan), individuals who at the beginning of such period constituted the Board, together with any new members of the Board whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a majority of the members of the Board then still in office who either were directors at the beginning of such period or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the Board.

1.06.	Code.

  Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.	Committee.

  Committee means a committee of the Board appointed to administer the Plan. The Committee shall be comprised of two or more members of the Board; all of whom shall be “non-employee directors” as defined in Securities Exchange Commission Rule 16b-3 as in effect from time to time and “outside directors” as defined in Code section 162(m) as in effect from time to time; provided, however, that the failure of the Committee to satisfy the “non-employee director” or “outside director” requirements shall not affect the validity of any Award.

1.08.	Common Stock.

  Common Stock means the common stock of the Company.

1.09.	Company.

  Company means Alliance One International, Inc.

1.10.	Corresponding SAR.

  Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Date of Exercise.

  Date of Exercise means (i) with respect to an Option, the date that the Option price is received by the Company and (ii) with respect to an SAR, the date that the notice of exercise is received by the Company.

1.12.	Fair Market Value.

  Fair Market Value means, on any given date, the closing price of the Common Stock as reported on an established stock exchange on which the Common Stock is listed. If the Common Stock was not traded on such exchange on such date, then the Fair Market Value is determined with reference to the preceding day that the Common Stock was so traded. If the Common Stock is not listed on an established stock exchange, then the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.13.	Incentive Award.

  Incentive Award means an award, denominated in dollars which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive a cash payment, shares of Common Stock or a combination of cash and Common Stock from the Company or an Affiliate upon the achievement of performance objectives.

1.14.	Incentive Stock Option.

  Incentive Stock Option means an Option designated as an Incentive Stock Option within the meaning of Code Section 422 or any successor provision thereto.

1.15.	Initial Value.

  Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.16.	Option.

  Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.17.	Participant.

  Participant means an employee of the Company or of an Affiliate or member of the Board, who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.18.	Performance Share.

  Performance Share means an Award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment, or a combination of Common Stock and cash, upon achievement of performance objectives in accordance with the provisions of Article VIII. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of Common Stock, cash or a combination of Common Stock and cash.

1.19.	Plan.

  Plan means the Alliance One International, Inc. 2007 Incentive Plan.

1.20.	SAR.

  SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise, payable in cash, shares of Common Stock or a combination of Common Stock and cash at the discretion of the Committee, over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.21.	Stock Award.

  Stock Award means Common Stock awarded to a Participant under Article VII.

1.22.	Stock Unit Award.

  Stock Unit Award means a right to receive one or more shares of Common Stock (or cash of an equivalent value) in the future awarded to a Participant under Article VII.

1.23.	Substitute Award.

  Substitute Award means an Award granted in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, by a corporation or other trade or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

ARTICLE II

PURPOSES

  The Plan is intended to assist the Company in recruiting and retaining employees and members of the Board with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options, SARs, Stock Awards, Stock Unit Awards, Performance Share Awards, and Incentive Awards. Both Incentive Stock Options and Options not so qualifying can be granted. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

ARTICLE III

ADMINISTRATION

3.01.	Administrative Authority.

  Except as provided in this Article III, the Plan shall be administered by the Committee; provided, however, that awards to the Chief Executive Officer or members of the Board who are not employed by the Company or an Affiliate, the terms of such awards and the settlement of such awards shall be subject to the final approval of the Board. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions (but subject to the express provisions of the Plan), the Committee, in its discretion, may accelerate the time at which any Option or SAR may be exercised or the time at which any other Award may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to prescribe the form of agreements and documents used in connection with the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Award. All expenses of administering this Plan shall be borne by the Company.

  To the extent permitted by applicable law, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee’s delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the prior delegation.

3.02.	Agreements.

  All Awards granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt.

3.03.	Employment or Service.

  In the event that the terms of an Agreement provide that the Participant must complete a stated period of employment or service as a condition of exercising, earning or retaining an Award, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE IV

ELIGIBILITY

  Any employee of the Company or of any Affiliate (including any corporation or trade or business that becomes an Affiliate after the adoption of this Plan) or member of the Board is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate. The Committee will designate individuals to whom Awards are to be made and will specify the type of Award and the number of shares of Common Stock subject to each Award.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Source of Shares.

  Shares of Common Stock issued under the Plan shall be authorized but unissued shares.

5.02.	Maximum Number of Shares.

  The maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan is 13,900,000 shares. In determining the number of shares issued pursuant to Awards under this Plan for the purpose of the foregoing limitation, the number of shares deemed issued pursuant to Awards granted prior to August 11, 2011 shall be the actual number of shares issued pursuant to such Awards and the number of shares deemed issued pursuant to Awards granted on or after August 11, 2011 shall be (i) the actual number of shares issued pursuant to such Awards for Awards of Options or Stock Appreciation Rights and (ii) twice the actual number of shares issued pursuant to such Awards for Awards other than Options or Stock Appreciation Rights. Shares of Common Stock underlying Awards that are settled in cash, and shares of Common Stock underlying Substitute Awards, shall not reduce the number of Shares available for Awards.

  The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be adjusted as provided in this Article V and Article XII.

5.03.	Forfeitures, etc.

  To the extent that an Award involving the issuance of shares of Common Stock is forfeited or otherwise terminates without the delivery of shares, the shares of Common Stock allocated to such Award may be reallocated to other Awards to be granted under this Plan, provided that this provision shall not be applicable with respect to (i) the cancellation of a Corresponding SAR upon the exercise of the related Option or (ii) the cancellation of an Option upon the exercise of the Corresponding SAR.

  Notwithstanding the foregoing, shares of Common Stock which are tendered (actually or by attestation), by a Participant or withheld by the Company to pay the option price or satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award may not be reallocated to other Awards to be granted under this Plan. Furthermore, if an SAR is exercised and settled, in whole or in part, with Common Stock then the number of shares available for grant shall be reduced by the total number of shares for which the SAR was exercised (rather than the number of shares of Common Stock issued).

ARTICLE VI

OPTIONS AND SARs

6.01.	Award.

  In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option or SAR is to be granted and will specify the number of shares of Common Stock covered by the award. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. No Participant may be granted Incentive Stock Options or related SARs (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding the amount prescribed by Section 422(d) of the Code as in effect from time to time. No Participant may be granted Options in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XII. No Participant may be granted SARs that are not related to an Option in any calendar year for more than 600,000 shares of Common Stock , subject to adjustment as provided in Article XII. For purposes of the two preceding sentences, an Option and any Corresponding SAR related to the Option shall be treated as a single award.

6.02.	Option Price.

  The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date the Option is granted. Except for adjustments authorized under Article XII, no Option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or Initial Value, as applicable, for the shares underlying such Award. In addition, at any time when the exercise price per share of an Option or SAR is above the Fair Market Value, the Company shall not, without shareholder approval, purchase such Option or SAR for cash or other consideration.

6.03.	Maximum Period.

  The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option or SAR shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

6.04.	Nontransferability.

  Except as provided in Section 6.05, Options and SARs granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options and SARs.

  Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option or SAR may be transferred by a Participant to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners. Options and SARs may not be transferred to third parties for consideration without shareholder approval. The holder of an Option or SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option or SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option or SAR except by will or the laws of descent and distribution. In the event of any such transfer (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Exercise.

  An Option or SAR granted under this Plan shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of this Article VI and Article XIII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. The preceding sentence to the contrary notwithstanding and except as provided in Section 6.10, an Option or SAR that becomes exercisable solely on account of the Participant’s continued employment shall not become fully exercisable before the third anniversary of the date of grant. The preceding sentence shall not apply to Options and SARs granted to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

6.07.	Payment of Option Price.

  Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company or by attesting to such ownership of shares. If Common Stock is used to pay all or part of the Option price, the shares surrendered or attested must have an aggregate Fair Market Value (determined as of the day preceding the Date of Exercise) that, together with any cash or cash equivalent paid, is not less than the option price for the number of shares for which the Option is being exercised.

6.08.	Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR.

  At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

6.09.	Shareholder Rights.

  No Participant shall have any rights as a shareholder with respect to shares subject to an Option or SAR until, and then only to the extent that, the Option or SAR is exercised and Common Stock is issued to the Participant.

6.10.	Termination of Employment; Change in Control.

  Section 6.06 to the contrary notwithstanding, the Committee may provide that an Option or SAR shall be or shall become exercisable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 6.10 may be made at the time the Option or SAR is granted or thereafter (but before the expiration or forfeiture of the Option or SAR).

ARTICLE VII

STOCK AND STOCK UNIT AWARDS

7.01.	Award.

  In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award or Stock Unit Award is to be made and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Stock Awards or Stock Unit Awards in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XII.

7.02.	Vesting.

  As provided in this Section 7.02, but subject to Section 7.04, the Committee, on the date of the award, shall prescribe that a Participant’s rights in a Stock Award or Stock Unit shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the employ or service of the Company and its Affiliates before the expiration of a stated term or if the Company, the Company and its Affiliates or the Participant fail to achieve stated objectives. Stock Awards and Stock Units that become vested and transferable solely on account of the Participant’s continued employment shall not become entirely vested and transferable before the third anniversary of the date of grant and other Stock Awards and Stock Units shall not become entirely vested and transferable before the first anniversary of the date of grant. The preceding sentence shall not apply to Stock Awards and Stock Units granted to Participants who are members of the Board but are not employees of the Company or an Affiliate on the date of grant. A Stock Award or Stock Unit Award shall become vested and nontransferable only to the extent that the Committee first certifies that any restrictions or objectives have been satisfied.

7.03.	Shareholder Rights.

  Prior to their forfeiture in accordance with the terms of the Agreement and while Stock Awards are nonvested, nontransferable or both, a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock issued as a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares become vested and transferable.

  No Participant shall, as a result of receiving a Stock Unit Award, have any rights as a shareholder until, and then only to the extent that, the Stock Unit Award is earned and Common Stock is issued to the Participant. Stock Unit Awards may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be paid currently, accumulated, or deemed reinvested in additional Stock Unit Awards, as determined by the Committee and set forth in the Agreement.

7.04.	Termination of Employment; Change in Control.

  Section 7.02 to the contrary notwithstanding, the Committee may provide that a Stock Award or Stock Unit shall be or shall become vested and transferable, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 7.04 may be made at the time a Stock Award or Stock Unit is granted or thereafter (but before the forfeiture of the Stock Award of Stock Unit).

ARTICLE VIII

PERFORMANCE SHARE AWARDS

8.01.	Award.

  In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the Award; provided, however, that no Participant may be awarded Performance Shares in any calendar year for more than 600,000 shares of Common Stock, subject to adjustment as provided in Article XII.

8.02.	Earning the Award.

  Subject to Section 8.08, the Committee, on the date of the grant of Performance Shares, shall prescribe that the Performance Shares, or a portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. Subject to Section 8.08, a performance period of at least one-year will be established for any Performance Shares and no payments will be made with respect to Performance Shares unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

8.03.	Issuance of Shares.

  To the extent that a Performance Share Award is settled with Common Stock, the shares of Common Stock earned shall be issued to the Participant as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant; provided, however, that such shares must be issued by March 15 of the year after the year in which the Performance Share is earned. A fractional share shall not be issuable under this Article VIII but instead will be settled in cash.

8.04.	Settlement in Cash.

  To the extent that a Performance Share Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the number of Performance Shares earned by the Participant;

provided, however, that such cash payment must be made by March 15 of the year after the year in which the Performance Share is earned. To the extent that a Performance Share Award is settled in cash, the amount of cash payable under a Performance Share Award shall equal the Fair Market Value of the number of shares of Common Stock equal to the number of Performance Shares earned on the date that the Committee certifies the Participant’s right to receive the payment.

8.05.	Shareholder Rights.

  No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and then only to the extent that the Performance Shares are earned and Common Stock is issued to the Participant.

8.06.	Nontransferability.

  Except as provided in Section 8.07, a Participant may not transfer a Performance Share award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Share award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

8.07.	Transferable Performance Shares.

  Section 8.06 to the contrary notwithstanding, the Committee may grant Performance Shares that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided however, that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of a Performance Share transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Share award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Performance Share award except by will or the laws of descent and distribution.

8.08.	Termination of Employment; Change in Control.

  Section 8.02 to the contrary notwithstanding, the Committee may provide that a Performance Share Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 8.08 may be made at the time a Performance Share is awarded or thereafter (but before the forfeiture of the Performance Share Award).

ARTICLE IX

INCENTIVE AWARDS

9.01.	Award.

  The Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,000,000. With respect to an Incentive Award based on a performance period of more than one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period.

9.02.	Terms and Conditions.

  The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company achieves performance objectives or such other criteria as may be prescribed by the Committee and set forth in the Agreement. Except as provided in Section 9.08, the performance period of an Incentive Award shall be at least one year.

9.03.	Nontransferability.

  Except as provided in Section 9.04, a Participant may not transfer an Incentive Award or the right to receive payment thereunder other than by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.04.	Transferable Incentive Awards.

  Section 9.03 to the contrary notwithstanding, the Committee may grant Incentive Awards that are transferable to the Participant’s children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however that the Participant may not receive any consideration for the transfer without shareholder approval. The holder of an Incentive Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

9.05.	Issuance of Shares.

  To the extent that an Incentive Award is settled with Common Stock, the shares of Common Stock shall be issued to the Participant as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned; provided, however, that such shares must be issued by March 15 of the year after the year in which the Incentive Award is earned. The issuance of Common Stock in full or partial settlement of an Incentive Award shall be based on the Fair Market Value on the date the Committee certifies the extent to which the Incentive Award has been earned.

9.06.	Settlement in Cash.

  To the extent that an Incentive Award is settled in cash, the payment will be made in a single sum as soon as practicable after the Committee certifies the extent to which the Incentive Award has been earned; provided, however, that such cash payment must be made by March 15 of the year after the year in which the Incentive Award is earned.

9.07.	Shareholder Rights.

  No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of the Incentive Award until, and then only to the extent that, the Incentive Award is earned and settled with the issuance of Common Stock.

9.08.	Termination of Employment; Change in Control.

  Section 9.02 to the contrary notwithstanding, the Committee may provide that an Incentive Award shall be or shall become earned, in whole or in part, upon a termination of the Participant’s employment or service or a Change in Control. The Committee’s determination under this Section 9.08 may be made at the time an Incentive Award is granted or thereafter (but before the forfeiture of the Incentive Award).

ARTICLE X

CHANGE IN CONTROL

10.01.	Impact of Change in Control.

  In accordance with Sections 6.10, 7.04, 8.08, and 9.08 and to the extent provided by the Committee thereunder, but subject to Sections 10.02, 10.03 and 10.04, upon a Change in Control, (i) each Option and SAR shall be exercisable, (ii) each Stock Award and Stock Unit will become transferable and nonforfeitable, (iii) each Performance Share shall be earned and (iv) each Incentive Award shall be earned.

10.02.	Assumption Upon Change in Control.

  In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award shall be assumed by, or will be replaced by a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Stock Unit, Performance Share or Incentive Award being assumed or substituted. The assumed or substituted award shall have a value, as of the completion of the Change in Control, that is substantially equal to the value of the original award (or the difference between the Fair Market value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

10.03.	Cash-Out Upon Change in Control.

  In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Stock Unit, Performance Share and Incentive Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholder for each share of Common Stock subject to a Stock Award, Stock Unit and Performance Shares.

10.04.	Cancellation of options and SARs.

  In the event of a Change in Control, the Committee, in its sole discretion and without the need for a Participant’s consent, may provide that an outstanding Option or SAR that is exercisable on or before the completion of the Change in Control shall be cancelled and forfeited if not exercised on or before completion of the Change in Control.

10.05.	Limitation on Benefits.

  The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Article X, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

  The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

  The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

  The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits (other than Common Stock) under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits and Common Stock under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.

  As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article X, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Article X (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Article X (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment, without interest, will be paid to the Participant promptly by the Company.

  For purposes of this Article X, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Change in Control. For purposes of this Article X, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Article X, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

  Notwithstanding any other provision of this Section 10.05, the limitations and provisions of this Section 10.05 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification for any liability that the Participant may incur under Code Section 4999.

ARTICLE XI

PERFORMANCE-BASED COMPENSATION

  The Committee may determine whether any Stock Award, Stock Unit Award, Performance Share Award, or Incentive Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any Awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more of the following performance objectives and will be subject to all other conditions and requirements of Section 162(m): Fair Market Value or the Company’s revenue, gross profit, operating income, operating ratio, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, return on capital, economic profit, operating cycle, total shareholder return, return on equity, return on assets, cash flow, debt reduction, return on investments, debt-to-earnings ratio, net income or earnings per share. Performance objectives may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to an Affiliate, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

  Such terms and conditions also may include other limitations on payment or settlement including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under the Award.

  The Committee may adjust the performance goals as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, excluding any adjustments that would result in the Company paying non-deductible compensation to a Participant.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

  The maximum number of shares that may be issued pursuant to Awards, the per individual limitations on Awards, and the terms of outstanding Awards (including the option price or Initial Value) shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, extraordinary cash dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XII by the Committee shall be final and conclusive.

  The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Awards may be granted, the per individual limitations on Awards or the terms of outstanding Awards.

  The Committee may issue Substitute Awards in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate or whose employer becomes an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan, the terms of such Substitute Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

  No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award was made or settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01.	Effect on Employment or Service.

  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02.	Unfunded Plan.

  The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03.	Rules of Construction.

  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.04.	Tax Withholding.

  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part (but only up to the statutory minimum) by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant.

14.05.	Governing Law.

  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the Commonwealth of Virginia, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

14.06.	Section 409A.

  Notwithstanding any provision in the Plan or an Agreement, if any provision of this Plan or an Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

14.07.	Other Compensation and Benefits.

  The adoption of this Plan shall not affect any other compensation plans in effect for the Company or any Affiliate, nor preclude the Company or any Affiliate from establishing any other compensation plan.

ARTICLE XV

AMENDMENT

  Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment or modification will be effective without the approval of the shareholders of the Company if such approval is required under applicable laws or the rules of the exchange on which the Common Stock is listed. No Plan amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

  No Awards may be awarded or granted under this Plan after August 16, 2017. Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

  Options, SARs, Stock Unit Awards, Performance Share Awards, and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be exercisable and no Stock Unit Award, Performance Share Award, or Incentive Award will be settled unless and until this Plan is approved by a majority of the votes entitled to be cast by the shareholders of the Company, voting either in person or by proxy, at a duly held shareholders’ meeting. Stock Awards may be granted under this Plan upon its approval by the shareholders of the Company in accordance with the preceding sentence.

ALLIANCE ONE INTERNATIONAL, INC.

ANNUAL MEETING OF SHAREHOLDERS

Raleigh Marriott City Center

500 Fayetteville Street

Raleigh, North Carolina 27601

August 11, 2011

10:00 a.m

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=25603

Please sign, date and mail your proxy card in

the envelope provided as soon as possible.

iPlease detach along perforated line and mail in the envelope provided.i

¢ 20430304030000000000 8	081111

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES,

“FOR” PROPOSALS 2, 3 AND 5, AND FOR “EVERY 1 YEAR” ON PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors: One Class I nominee for a two-year term expiring in 2013, and three Class II nominees for three-year term expiring in 2014:			2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2012.		FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:		3. Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers.		FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Joseph L. Lanier, Jr. (Class I) O C. Richard Green, Jr. (Class II) O Nigel G. Howard (Class II) O William S. Sheridan (Class II)		4. Selection, on an advisory basis, of the frequency of future shareholder advisory votes to approve executive compensation.	EVERY 1 YEAR ☐	EVERY 2 YEARS ☐	EVERY 3 YEARS ☐	ABSTAIN ☐
			5. Approval of the amendment and restatement of the Alliance One International, Inc. 2007 Incentive Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote on such other business and matters incident to the conduct of the meeting as may properly come before it.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢

PROXY

ALLIANCE ONE INTERNATIONAL, INC.

Annual Meeting of Shareholders - August 11, 2011

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints William L. O’Quinn, Jr. and Robert A. Sheets or either of them, each with full power of substitution, as proxies, to represent the undersigned and to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of ALLIANCE ONE INTERNATIONAL, INC., to be held at 10:00 a.m. on Thursday, August 11, 2011, at the Raleigh Marriott City Center, 500 Fayetteville Street, Raleigh, North Carolina, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions given on the reverse side of this card. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. To the extent no directions are given on a proposal, this proxy will be voted FOR the nominees listed on the reverse side, FOR proposals 2, 3 and 5 and FOR “EVERY 1 YEAR” on proposal 4.

(Continued and to be signed on the reverse side.)